UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
Knight-Swift Transportation Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027
Notice of Annual Meeting
of Stockholders
We cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Knight-Swift Transportation Holdings Inc. (the “Company”). The meeting will take place at the Company’s corporate offices, which are located at 2002 West Wahalla Lane, Phoenix, Arizona 85027, on Tuesday, May 17, 2022, at 8:30 a.m. Local Time, and at any adjournment thereof. We look forward to your attendance either in person or by proxy.
Annual Meeting Details

DATE Tuesday, May 17, 2022	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 21, 2022

Purpose of the Meeting

1	Elect five Class II directors, each such director to serve until the 2023 Annual Meeting
2	Conduct an advisory, non-binding vote to approve executive compensation
3	Ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2022
4	Vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders
5	Transact any other business that may properly come before the meeting
The foregoing matters are described more fully in the accompanying proxy statement relating to the Annual Meeting. Only stockholders of record at the close of business on March 21, 2022 may vote at the meeting or any postponements or adjournments of the meeting.
By Order of the Board of Directors,

Todd Carlson, Secretary April 7, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 17, 2022 STOCKHOLDER MEETING

The Company’s proxy statement for the 2022 Annual Meeting and its Annual Report to stockholders for the fiscal year ended December 31, 2021 are available at www.knight-swift.com.

i

Our Lead Independent Director
Lead Independent Director Responsibilities

☑	Presides at all executive sessions of the Board
☑	Coordinates the activities of the independent directors
☑	Provides information to the Board for consideration
☑	Participates in setting Board meeting agendas, in consultation with the CEO and the Chairperson
☑	Coordinates Board meeting schedules to assure that there is sufficient time for discussion of all agenda items
☑	Participates in the retention of outside advisors and consultants who report directly to the Board
☑	Requests the inclusion of certain materials for Board meetings
☑	Consults with respect to, and where practicable receives in advance, information sent to the Board
☑	Calls meetings of the independent directors
☑	Acts as a liaison for stockholders between the independent directors and the Chairperson, as appropriate
☑	Responds directly to stockholder and other stakeholder questions that are directed to the Lead Independent Director or the independent directors group, as the case may be
☑	Oversees a robust Board self-assessment process

ROBUST BOARD SELF ASSESSMENT PROCESS INCLUDES:	Written Questionnaires	Telephonic Interviews	Feedback and Follow up from Management

Letter from our Lead Independent Director
DEAR FELLOW STOCKHOLDERS:

On behalf of our entire Board of Directors, I am pleased to present our annual Proxy Statement and to report on a variety of important matters.

As we navigated the effects of a disrupted global supply chain throughout 2021, the Board remained strongly committed to returning value to our stockholders, demonstrated through Board action to increase the amount of the quarterly dividend in early 2021 and again in early 2022, as well as our stock repurchase activity. Since the 2017 Merger, we have returned $890.5 million to our stockholders in the form of stock repurchases and quarterly dividends.

Our success in the Truckload market has allowed us to make considerable investments to generate long-term value for our stockholders and diversify our revenue streams. Through our acquisitions of AAA Cooper in July and MME in December, we became a meaningful player in the less-than-truckload ("LTL") space, with coverage in the Southeast and Northwest regions and partner carriers for areas outside of our direct network. We intend to continue building our nationwide LTL network, both organically and through future acquisitions.

A top priority of the Board over the past year has been risk management. We have been streamlining our risk assessment review, pinpointing areas of concern, and strengthening our reporting processes in order to respond to issues quickly and effectively, with a significant focus on cyber and information security. The Board, engaging closely with management, continues to refine our ability to monitor, identify, and mitigate any cyber and information security threats. These efforts include scheduled and real-time reporting on risks, investments in talent and technology, and an annual third-party review of our systems.

We continue to focus on Board refreshment to ensure we maintain strong independent oversight, emphasizing our commitment to diversity. Three of our ten directors are diverse and we expect this percentage to grow. We are pleased to welcome two new members this past year, Reid Dove and Louis Hobson. Mr. Dove offers significant experience in the LTL market, while Mr. Hobson brings his extensive background in risk management as well as additional diversity. The majority of our Board is independent, and our Executive Compensation, Audit, Nominating and Corporate Governance, and Finance Committees are fully independent. As Lead Independent Director, I facilitate ongoing and constructive communication between the Board and management, ensuring Company-wide strategic consistency, and oversee a robust Board self-assessment process that involves both outside counsel, feedback from management, and a list of action items to address as a result of the assessment.

Part of corporate responsibility is a commitment to stockholder rights. We continue the process of declassifying the Board, which will result in all directors standing for annual election at next year’s Annual Meeting. In addition, following a stockholder vote at the 2021 Annual Meeting, we have amended our Bylaws to remove the only supermajority voting provision that was included in our organizational documents. These changes reflect the dedication of the Board to strong corporate governance, as well as stockholder participation. During 2021 and into 2022, we have accelerated our stockholder outreach efforts, allowing our investors the opportunity to engage with our Board and management. This year, there is a stockholder proposal on the agenda to lower the ownership threshold to call a special meeting to 10%. After review and discussion, the Board concluded that our existing 20% ownership threshold to call a special meeting is appropriate for the Company, as we believe a lower threshold could lead to repetitive, costly, and unproductive meetings, as special interest groups with a small minority ownership interest could force the Company to hold special meetings, which we believe should be reserved for extraordinary events. Further, we view that a 10% threshold is unnecessary in light of our current corporate governance policies and practices.

We take seriously our responsibility to engage with our workforce and our communities, as well as treat our environment in a socially responsible way. We continue to invest in our workforce through safety improvements, wellness programs, leadership development opportunities, and scholarships, and in our communities with substantial investments through the Knight-Swift Charitable Foundation. We were proud to award $1.1 million of assistance in 2021 in the form of hardship grants, scholarships, and charitable organization support. With the support of our leadership, including our Director of ESG, we have expanded our Employee Resource Groups to include Women in Leadership Network since 2020, Somos for LatinX employees and allies since 2021, and Inspire for Black and African American employees and allies that we introduced in early 2022.

Finally, we continue to implement the initiatives in our 2020 Sustainability Report. This includes both short-term investments aimed at decreasing emissions by reducing fuel usage and longer term initiatives to find zero-emission technologies that will enable us to continue to effectively serve our customers in the future while substantially reducing our footprint. Since 2019, we have reduced our CO2 emissions per mile by 4.5%, and throughout 2022, small-scale testing of hydrogen fuel cell and next-generation battery-electric vehicles will occur.

On behalf of the Board we appreciate your trust in our leadership and look forward to your support at the 2022 Annual Meeting.

Sincerely,

Kathryn Munro
Lead Independent Director

Voting Matters and Board Recommendations

Item		Board Vote Recommendation	Page

1	Elect five Class II directors, each such director to serve until the 2023 Annual Meeting	FOR	21
2	Conduct an advisory, non-binding vote to approve executive compensation	FOR	52
3	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2022	FOR	53
4	Vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders	AGAINST	56
2021 Company Financial Highlights
OPERATING PERFORMANCE

$6.0B Total revenue	$5.5B Revenue, xFSR	83.9% Operating ratio	81.5% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.2B Operating cash flows	$908M Free cash flow [1]	$57M Stock repurchases	$64M Dividends paid

Composition of Board

TENURE (years) [2]	AGE (years) [3]	DIVERSITY [4]	INDEPENDENCE [5]

1 See non-GAAP reconciliations beginning at page 64 of this proxy statement.
2    11-year average tenure with respect to our independent directors.
3    Average age of 60 years.
4    Of our 10 directors, three bring diversity to our Board.
5    Of our 10 directors, six are independent.
v

Environmental, Social, and Corporate Governance

At Knight-Swift, we are committed to reducing our negative environmental impacts, improving our employee experience, advancing highway and workplace safety, and evolving as an industry leader and global citizen. We are committed to continuous improvement in our Environmental, Social, and Corporate Governance ("ESG") efforts and are excited to share our most recent updates.

Greenhouse Gas Emissions
We continue to reduce our fleet emissions and have achieved a 4.5% reduction in CO2 emissions per mile since 2019. This includes our LTL acquisitions and our recalculation of datasets from 2019 (baseline) through 2021 utilizing guidance from the greenhouse gas protocol. Throughout 2022, we plan to perform small-scale testing of hydrogen fuel cell and next-generation battery-electric vehicle ("BEV") technologies. In 2023, we expect to start larger scale BEV in-fleet testing, along with significant build-out of our BEV charging infrastructure for the initial BEV fleet initiated in 2022. As we strive to achieve our goal to reduce greenhouse gas emissions, we are considering all available technologies and options while we engage in on-road testing and partnering with manufacturers to secure equipment allocations. As a result of the development stage of these evolving technologies, certain headwinds exist to ensure the battery or electric power is sufficient to meet our operational needs. However, we will continue to pursue all available alternatives to achieve our greenhouse gas emissions goal.

4.5% reduction in CO2 emissions per mile since 2019

Accident and Safety Management
Through our culture of safety, we continue to focus on preventative and on-road safety measures as a top priority. We have made considerable investments in technologies that improve driver working conditions, driver wellness, and safety initiatives. These investments have led to improved safety performance, including a 37% decline in our combined Department of Transportation ("DOT") recordable crash rates since 2018.

37% decline in DOT recordable crash rates since 2018

Community Support
We believe that healthy communities are the foundation for healthy employees. Through our charitable contributions, we support our employees, their families, and the communities that we operate in. In 2021, we provided more than $1.1 million to employee assistance, community and scholarship grants and other charitable donations, spanning over 500 independent gifts and grants. Our partnership with the Children's Miracle Network continues to be the focal point of our local and national giving efforts.

More than $1.1 million in community support in 2021

Workforce Development
We have over 1,390 training courses available through our employee development programs with more than 175,000 learning hours completed in 2021. This includes over 30,000 individual learners. Over 9,400 participants enrolled in our driver pre-hire safety training program, First Gear, in 2021. We are also excited to announce Knight-Swift’s Debt-Free College program, Go the Distance. Through this program, over 250 employees have started their paths to higher education since January 1, 2022.

1,390 training courses available through our employee development programs in 2021

Diversity, Equity, and Inclusion
At Knight-Swift, our attention to diversity, equity, and inclusion serves as a pillar that supports our organization’s innovative culture and continuous improvement of the employee experience. We have expanded our Employee Resource Groups to include Women in Leadership Network since 2020, Somos for LatinX employees and allies since 2021, and Inspire for Black and African American employees and allies that we introduced in early 2022.

Expansion of ERGs in recent years

Corporate Governance
We continue to be a leader in corporate governance best practices, including the expanded role of our Board and its committees in oversight of our ESG and sustainability programs. Our Board remains dedicated to providing effective independent oversight and diversifying director representation with respect to background, skills, perspectives, gender, race, ethnicity, and nationality.

Expanded oversight of our ESG efforts by our Board

Executive Compensation
Executive compensation at Knight-Swift has been tied to its ESG performance across multiple rating agencies, which is a testament to the commitment from senior leadership as they continue to embrace ESG best practices across the organization.

Executive compensation is tied to ESG performance

Cybersecurity and Information Security

Oversight of Cybersecurity and Information Security Risk by Nominating and Corporate Governance Committee
Our Board recognizes the importance of maintaining the trust and confidence of our customers, driving associates, and employees and has tasked the Nominating and Corporate Governance Committee with oversight of information security risk. The Nominating and Corporate Governance Committee is composed entirely of independent directors and therefore independently oversees information security. As a part of its objective, independent oversight of the key risks facing our company, the Nominating and Corporate Governance Committee devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.
The Nominating and Corporate Governance Committee oversees management’s approach to staffing, policies, processes, and practices sufficient to effectively gauge and address cybersecurity and information security risk. Our Nominating and Corporate Governance Committee receives regular presentations and reports throughout the year on cybersecurity and information security risk. These presentations and reports address a broad range of topics, including updates on technology trends, regulatory developments, legal issues, policies and practices, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. In late 2020, we appointed a Vice President of IT Security and we are in the process of hiring additional team members to ensure we have personnel in place to identify and address cybersecurity matters. In addition, the Nominating and Corporate Governance Committee reviews all information security risks with management, including the Company’s Chief Information Officer, to make sure such risks are appropriately monitored, tested, and mitigated.
Additionally, the Nominating and Corporate Governance Committee receives timely reports from management on key developments and incidents across our industry, as well as specific information about peers and vendors.

Cybersecurity and Information Security Governance Highlights
●	Comprehensive reporting to our Nominating and Corporate Governance Committee (both scheduled and real-time) in response to key developments
●	Multi-format reporting approach, with presentations to Nominating and Corporate Governance Committee as well as memoranda addressing key issues
●
Cross-functional approach to addressing cybersecurity risk, with Technology, Operations, Risk, Legal, and Corporate Audit functions presenting to the Nominating and Corporate Governance Committee on key topics

●	Collaborative approach, working with a wide range of key stakeholders to manage risk, and share and respond to intelligence
●	Annual penetration testing by an external expert that specializes in information technology security with results provided to the Nominating and Corporate Governance Committee
●	Annual review by the Nominating and Corporate Governance Committee of the cybersecurity insurance policy that the Company has in place, which provides coverage in the amount of $20.0 million
●	No fines, penalties, or settlements against the Company in its history for information security breaches
●	No information security breaches in the last four years

Under the Nominating and Corporate Governance Committee’s oversight, management works closely with key stakeholders, including regulators, government agencies, peer institutions, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk. Our company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, maintain oversight of third parties, innovate and adopt new technologies, as appropriate, and drive industry efforts to address shared cybersecurity risks. All employees, contractors, and those with access to our company’s systems receive comprehensive education on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

KNIGHT
TRANSPORTATION
142876
Knight Transportation, Inc.
US DOT 428823
Phoenix, AZ
102896
2003
2034

Proxy Statement Summary
Below are highlights of certain information in this proxy statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete proxy statement and our 2021 Annual Report before you vote. References to the “Company”, “we,” “us,” or “our” refer to Knight-Swift Transportation Holdings Inc.
Annual Meeting Details

DATE Tuesday, May 17, 2022	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 21, 2022

How to Cast Your Vote

YOUR VOTE IS IMPORTANT! Please cast your vote and play a part in the future of the Company.

INTERNET www.proxyvote.com	PHONE Calling 1-800-690-6903	MAIL Return the signed Proxy Card

The deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 16, 2022. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners, who own shares through a bank, brokerage firm, or similar organization, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the Internet as provided by the bank, broker or other organization. If you own shares in different accounts, or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
See the “Questions and Answers About the Proxy Materials and Annual Meeting” section for more details.

Voting Matters and Board Recommendations

Item	Description	Board Vote Recommendation	Page

1	Elect five Class II directors, each such director to serve until the 2023 Annual Meeting	FOR	21
2	Conduct an advisory, non-binding vote to approve executive compensation	FOR	52
3	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2022	FOR	53
4	Vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders	AGAINST	56
Director Nominees
Our Board of Directors (“Board”) is currently comprised of ten members. The directors are currently divided into three classes with the term of all classes expiring at the 2023 Annual Meeting. Five Class II directors, Michael Garnreiter, David Vander Ploeg, Robert Synowicki, Reid Dove, and Louis Hobson, are up for election at the Annual Meeting, and each Class II director nominee will be elected to serve until the 2023 Annual Meeting, or until his successor shall have been duly elected and qualified or his earlier death, resignation, or removal. Pursuant to our Certificate of Incorporation, the Board will be declassified. Commencing with the 2023 Annual Meeting, all directors elected in annual meetings will stand for election annually. The following table provides summary information about each of the five Class II director nominees:

Michael Garnreiter AGE: 70 INDEPENDENT: Yes

PROFESSIONAL BACKGROUND:
Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter currently provides financial consulting services to certain business of various sizes and served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products, from 2012 until his retirement in December 2015. From 2010 until 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Axon International (formerly, Taser International, Inc.), a manufacturer of less-lethal protection devices; chair of the audit and executive committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and is the former Chairman and current member of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter began his career with Arthur Andersen LLP in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach, ultimately serving as a senior audit partner. Mr. Garnreiter is a Certified Public Accountant and is a Certified Fraud Examiner. As a member of our Board, Mr. Garnreiter offers financial, accounting, and managerial expertise gained from the various executive and supervisory roles he has held throughout his career. In addition, the experience acquired through Mr. Garnreiter’s positions as a director of several publicly traded and privately held companies benefit the Company, the Board, and our stockholders.

COMMITTEE MEMBERSHIPS: Audit (Chair), Finance, Executive OTHER CURRENT COMPANY BOARDS: Axon Enterprises, Inc., Amtech Systems, Inc., Banner Health Systems

David Vander Ploeg AGE: 63 INDEPENDENT: Yes

PROFESSIONAL BACKGROUND:
Mr. Vander Ploeg has served on the board of directors of Swift since 2009, and Knight-Swift since the merger in 2017. He currently serves as President of Dutchman Advisors, LLC, a management consulting, and private investment company. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc., a distributor of products, and curriculum solutions in the education marketplace, where he served from 2008 until December 2013. In January 2013, School Specialty filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg currently serves on the boards of directors of Energy Bank, Inc., a designer and manufacturer of LED lighting, and Bellin Psychiatric Hospital. Mr. Vander Ploeg holds a Bachelor of Science degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh. Mr. Vander Ploeg’s qualifications to serve on our Board include his extensive experience in the transportation and logistics services industry and his past public company and finance and audit experience provide us with valuable insight on public company governance practices.

COMMITTEE MEMBERSHIPS: Audit, Finance (Chair), Nominating and Corporate Governance OTHER CURRENT COMPANY BOARDS: Energy Bank, Inc., Bellin Psychiatric Hospital

Robert E. Synowicki, Jr. AGE: 63 INDEPENDENT: Yes

PROFESSIONAL BACKGROUND:
Mr. Synowicki has served on the board of directors of Knight since February 2016. Mr. Synowicki served in multiple roles with Werner Enterprises, Inc., a publicly traded national trucking company, for over 25 years, most recently serving as Executive Vice President of Driver Resources from 2010 until December 2015, where he oversaw recruitment and other critical professional driver initiatives. In addition, Mr. Synowicki served as Chief Financial Officer, Chief Operating Officer, and Chief Information Officer at various times during his career with Werner. Mr. Synowicki has also served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant (inactive) and currently serves on the board of directors of Blue Cross Blue Shield - Nebraska, as Finance Committee Vice Chairman and a member of the Audit Committee. He earned a Bachelor of Science degree in Biology and a Bachelor of Science in Business Administration, Accounting from the University of Nebraska. The Board believes Mr. Synowicki provides financial and accounting expertise, past public company experience, and valuable industry insight and perspective by virtue of his many years of leadership experience in the industry.

COMMITTEE MEMBERSHIPS: Compensation, Finance, Nominating and Corporate Governance OTHER CURRENT COMPANY BOARDS: Blue Cross Blue Shield-Nebraska

Reid Dove AGE: 50 INDEPENDENT: No

PROFESSIONAL BACKGROUND:
Mr. Dove was appointed to the board of directors of Knight-Swift in connection with our acquisition of AAA Cooper Transportation, a leading LTL carrier, and has served as a member of the board of directors of Knight-Swift since 2021. Mr. Dove joined AAA Cooper Transportation (our subsidiary since July 2021) in 1994 and served multiple roles within the company, including currently serving as Chief Executive Officer of AAA Cooper Transportation. He is involved in many civic, educational and charitable boards both nationally and in his home state of Alabama. Mr. Dove earned his Bachelor’s degree in Supply Chain from Auburn University. The Board believes Mr. Dove provides valuable industry insight and perspective by virtue of his many years of executive-level leadership experience in the industry.

COMMITTEE MEMBERSHIPS: None OTHER CURRENT COMPANY BOARDS: Blue Cross Blue Shield - Alabama

Louis Hobson AGE: 41 INDEPENDENT: Yes

PROFESSIONAL BACKGROUND:
Mr. Hobson has served as a member of the board of directors of Knight-Swift since 2021. Since 2019, Mr. Hobson has served as the Senior Vice President of North America Flood Insurance for Chubb Insurance, LTD, a publicly traded property and casualty insurance company. From 2017 through 2018, Mr. Hobson served as the President and Chief Executive Officer of National Flood Services, a provider of business process services in flood insurance. From 2015 through 2017, Mr. Hobson served as Executive Vice President of Aon National Flood Services, a financial service and insurance company. From 2004 to 2013, Mr. Hobson held many roles, including Principal, with the Boston Consulting Group, a management consulting firm, where he served as an advisor to C-suite executives of Fortune 500 companies, providing counsel on a wide range of topics, including competition, growth, turnaround, and talent. Mr. Hobson holds a Bachelor of Science degree in Electrical Engineering and a Master’s degree in Business Administration, both from Stanford University. The Board believes Mr. Hobson’s extensive executive-level leadership and business experience through a variety of economic environments makes him a valuable asset for the Board and the Company.

COMMITTEE MEMBERSHIPS: Audit, Nominating and Corporate Governance OTHER CURRENT COMPANY BOARDS: None

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027

Proxy Statement
Annual Meeting Details

DATE Tuesday, May 17, 2022	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 21, 2022

By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize David Jackson, our President and Chief Executive Officer (“CEO"), and Adam Miller, our Chief Financial Officer (“CFO”) and Treasurer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Also, they may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will first be mailed on or about April 7, 2022, to stockholders of record of our common stock at the close of business on March 21, 2022 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. This proxy statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (our “2021 Annual Report”), which collectively comprise our “proxy materials,” are first being made available on April 7, 2022 to stockholders of record as of March 21, 2022.

The information included in this proxy statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2021 Annual Report. A copy of our 2021 Annual Report will be made available free of charge on the Annual Reports section of our corporate website at www.knight-swift.com. Except to the extent it is incorporated by specific reference, our 2021 Annual Report is not incorporated into this proxy statement and is not considered to be a part of the proxy-soliciting material.

The Board of Directors and Corporate Governance
CORPORATE GOVERNANCE DOCUMENTS
In furtherance of its goals of providing effective governance of our business and affairs for the long-term benefit of stockholders, the Board has adopted Corporate Governance Guidelines in addition to charters for each of its Board committees and a Code of Business Conduct and Ethics (the “Code of Conduct”) for our directors, officers, and employees. Each of these documents is free and available for download on our website at www.knight-swift.com. You may also obtain a copy by writing to Knight-Swift Transportation Holdings Inc., c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.

RISK MANAGEMENT AND OVERSIGHT
We take a company-wide approach to risk management, and our full Board has overall responsibility for and oversees our risk management process on an ongoing basis.
Our primary areas of risk assessment include:
•financial and accounting risk
•legal and compliance risk
•technology, cyber, and information security risk
•human capital risk
•safety and security risk
•operational and strategic risk
•regulatory risk

BOARD OF DIRECTORS	determines the appropriate risk for us as an organization	assesses the specific risks faced	reviews the appropriate steps to be taken by management in order to manage those risks

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Descriptions regarding the responsibilities of our various committees of the Board are included in this proxy, beginning at page 11.

MANAGEMENT	identifies, evaluates, and monitors on an ongoing basis strategic and inherent enterprise risks and mitigants annually reviews risk management process with the Nominating and Corporate Governance Committee regularly reports on applicable risks to the relevant committee or the full Board conducts additional review or reporting on risks as requested by our Board and its committees

BOARD SELF ASSESSMENT
Our Board conducts a rigorous annual self-assessment process, as described below. The Nominating and Corporate Governance Committee annually reviews the format of the self-assessment process with advice and input from outside counsel to ensure that actionable feedback is solicited.

COMPOSITION OF BOARD
Our Board currently consists of ten members, divided into three classes with the term of all classes expiring at the 2023 Annual Meeting: Kathryn Munro (Class I), Gary Knight (Class I), Michael Garnreiter (Class II), Robert Synowicki, Jr. (Class II), David Vander Ploeg (Class II), Reid Dove (Class II), Louis Hobson (Class II), Kevin Knight (Class III), David Jackson (Class III), and Roberta Roberts Shank (Class III).

Pursuant to our Certificate of Incorporation, the Board will be declassified. All directors elected, in annual meetings commencing with the 2023 Annual Meeting, will be elected annually. All directors, other than Messrs. Gary Knight, Kevin Knight, Jackson, and Dove qualify as independent directors under the corporate governance standards of the New York Stock Exchange (“NYSE”) and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

TENURE (years) [1]	AGE (years) [2]	DIVERSITY [3]	INDEPENDENCE [4]

1    11-year average tenure with respect to our independent directors.
2    Average age of 60 years.
3    Of our 10 directors, three bring diversity to our Board.
4    Of our 10 directors, six are independent.

BOARD QUALIFICATIONS, SKILLS, CHARACTERISTICS, AND EXPERIENCE

	Mr. Garnreiter	Mr. Jackson	Mr. Gary Knight	Mr. Kevin Knight	Ms. Munro	Mr. Vander Ploeg	Ms. Roberts Shank	Mr. Synowicki	Mr. Dove	Mr. Hobson
Experience
$	✓	✓	✓	✓	✓	✓		✓
Public Company Officer
2	✓	✓	✓	✓	✓	✓	✓	✓		✓
Financial Reporting
f	✓	✓	✓	✓	✓	✓		✓	✓
Industry
		✓	✓	✓	✓		✓			✓
Environmental
d	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management
	✓	✓		✓	✓	✓	✓	✓
Information Security
Demographic/Background
i	Yes	No	No	No	Yes	Yes	Yes	Yes	No	Yes
Independent
	Male	Male	Male	Male	Female	Male	Female	Male	Male	Male
Gender
`	20	8	32	32	18	14	7	7	1	1
Tenure (years)
6	70	46	70	65	73	63	55	63	50	41
Age (years)
The lack of a “✓” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the “✓” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

BOARD LEADERSHIP STRUCTURE

We separate the offices of the Chairperson of our Board and our CEO. Currently, our Executive Chairman of the Board is Kevin Knight. Separating the offices of Chairperson and CEO allows our CEO to dedicate his full efforts to the demands and responsibilities of the CEO position, while also allowing us to benefit from Kevin Knight’s strategic oversight and considerable experience. Our Board will be free to choose the Chairperson in any way that it deems best for us at any given point in time. The duties of the Chairperson include:
•serving on the Executive Committee;
•presiding at all meetings of our Board and the stockholders at which the Chairperson is present;
•participating in setting Board meeting agendas, in consultation with the CEO and lead independent director, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•collaborating with the CEO and lead independent director in determining the need for special meetings and calling any such special meeting;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairperson of the Board; and
•performing such other duties as our Board may delegate from time to time.

CHAIRPERSON OF THE BOARD
LEAD INDEPENDENT DIRECTOR (elected solely by independent directors)

LEAD INDEPENDENT DIRECTOR also serves as: Nominating and Corporate Governance Committee Chair and Member of the Compensation Committee and Executive Committee	CHAIRS the chairs of all Committees, except our Executive Committee, are independent
If the Chairperson of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. Currently, our lead independent director is Kathryn Munro. The duties of the lead independent director include:
•presiding at all executive sessions of the Board;
•presiding at all meetings of our Board and the stockholders, where the Chairperson is not present;
•performing all duties of the Chairperson in the absence or disability of the Chairperson;
•coordinating the activities of the independent directors;
•providing information to the Board for consideration;
•participating in setting Board meeting agendas, in consultation with the CEO and Chairperson, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•participating in the retention of outside advisors and consultants who report directly to the Board;
•requesting the inclusion of certain materials for Board meetings;
•consulting with respect to, and where practicable receiving in advance, information sent to the Board;
•collaborating with the CEO and Chairperson in determining the need for special meetings and calling any such special meeting;
•calling meetings of the independent directors;
•acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate;
•communicating to the CEO, together with the Chairperson of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or the independent directors as a group, as the case may be; and
•performing such other duties as our Board may delegate from time to time.

In the absence or disability of the Chairperson, the duties of the Chairperson (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairperson may be exercised by the lead independent director or another independent director designated for this purpose by our Board. The Chairperson of our Board (if he or she is an independent director) or the lead independent director may only be removed from such position with the affirmative vote of a majority of the independent directors and only for the reasons set forth in our by-laws, including a determination by a majority of the independent directors that the Chairperson or lead independent director, as the case may be, is not fulfilling his or her responsibilities in a manner that is in the best interests of the Company and its stockholders.
BOARD DIVERSITY
The Company prefers a mix of background, skills, perspectives, gender, race, ethnicity, culture, and nationality, as well as a broad range of experience from a variety of industries among its members, and the Board has continued to emphasize diversity in our recent Board refreshment processes. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company; however, if the Nominating and Corporate Governance Committee identifies an area in which the Board may benefit from greater representation, it will emphasize such area in its candidate search. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings. Three of our ten directors are diverse, and we expect this percentage to grow as the Nominating and Corporate Governance Committee intends to give significant consideration to diversity candidates. We have been recognized by 2020 Women on Boards for our Board being comprised of at least 20% women.
BOARD MEETINGS
The Board held nine meetings during the 2021 calendar year. During 2021, all directors attended at least 75% of the aggregate of the Board and committee meetings on which they sit.
DIRECTOR ATTENDANCE AT ANNUAL MEETING
All of our then-incumbent directors attended our 2021 Annual Meeting. Directors are invited and encouraged to attend the Company’s annual meetings of stockholders, although we do not have a formal policy regarding director attendance at our annual meetings of stockholders.

BOARD COMMITTEES
Currently, our Board has an Audit Committee (AC), Compensation Committee (CC), Nominating and Corporate Governance Committee (NGC), Finance Committee (FC), and Executive Committee (EC). Each committee, except our Executive Committee, is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and an “independent director” for purposes of the rules of the NYSE.
Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees. Current committee memberships are as follows:

	Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee	Executive Committee

	Kathryn Munro (Lead Independent Director)		X			X
Kevin Knight (Executive Chairman of the Board)
	Michael Garnreiter				X	X
David Jackson
	Gary Knight					X
	Roberta Roberts Shank	X
	Robert Synowicki, Jr.		X	X	X
	David Vander Ploeg	X		X
Reid Dove
	Louis Hobson	X		X
X	–Member
–Committee Chairperson

Audit Committee MEMBERS Michael Garnreiter (Chair) Louis Hobson Roberta Roberts Shank David Vander Ploeg MEETINGS IN 2021: 8
RISK OVERSIGHT
•oversees assessment and management of financial risks
•responsible for overseeing potential conflicts of interests
PRIMARY RESPONSIBILITIES
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff;
•reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;
•reviews, with management and our independent registered public accounting firm, our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;
•has the sole discretion to appoint and oversee our independent registered public accounting firm and evaluate such firm’s independence;
•monitors compliance procedures with our internal audit department as well as oversees performance of the internal audit department;
•establishes procedures for reviewing and investigating complaints regarding accounting, internal controls, auditing matters, or other illegal or unethical acts; and
•reviews with management the Audit Committee Report for inclusion in the proxy statement filed with the SEC.

The Audit Committee members are independent and the Board has determined that each Audit Committee member is an “audit committee financial expert” within the meaning of the SEC’s regulations. Mr. Garnreiter has been designated as the audit committee financial expert.

The Audit Committee Report with respect to our financial statements is on page 54.
The Company has always received an unqualified opinion from its auditor, has never restated its financials, has never been untimely in its financial disclosure filings, and has not had a material weakness in its internal controls.

Compensation Committee MEMBERS Roberta Roberts Shank (Chair) Kathryn Munro Robert Synowicki, Jr. MEETINGS IN 2021: 5

RISK OVERSIGHT
•responsible for overseeing the management of risks relating to our executive and non-executive compensation policies and practices and the incentives created by our compensation policies and practices
•oversees risks relating to our policies and practices regarding our management of human capital resources, including talent management, culture, diversity and inclusion
PRIMARY RESPONSIBILITIES
•annually evaluates the performance of, determines, approves, and recommends to the Board the base salary, cash incentives, equity awards, and all other compensation for our CEO and NEOs and evaluates performance in light of goals and objectives;
•annually reviews and approves the peer group used for competitive pay comparisons;
•adopts, oversees, and periodically reviews and makes recommendations to the Board regarding the operation of all of our equity-based compensation plans and incentive compensation plans, programs, and arrangements, including establishing criteria for the terms of awards granted to participants under such plans;
•annually reviews and makes recommendations to the Board regarding the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;
•annually approve the appointment of our independent compensation consultant;
•reviews with management the Compensation Discussion and Analysis for inclusion in the proxy statement filed with the SEC; and

•oversees human capital management.

The Compensation Committee members are independent. The Compensation Committee members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. Pearl Meyer, the Company’s compensation consultant, is independent and no conflict of interest exists.
The Compensation Committee Report with respect to our financial statements is on page 32.

For 2021, the Compensation Committee retained Pearl Meyer as its independent compensation consultant to provide advice and services such as the following:
•analysis and recommendations that inform the Compensation Committee's decisions with respect to director and executive officer compensation;
•market pay data and competitive-position benchmarking;
•analysis and input on peer group development;
•analysis and input on performance measures and goals;
•analysis and input on compensation program structure;
•an assessment of the risks under our compensation programs; and
•update on market trends and the regulatory environment as it relates to executive compensation, including corporate governance aspects.

Pursuant to SEC rules and NYSE listing standards, the Compensation Committee assessed the independence of Pearl Meyer, and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee. In connection with this assessment, the Compensation Committee considered, among others, the following factors:
•the provision of other services to us by the firm that employs the compensation advisor;
•the amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm;
•the policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest;
•any business or personal relationship of the compensation advisor with any member of the Compensation Committee;
•any stock in our company owned by the compensation advisor or the advisor's immediate family members, or the firm that employs the compensation advisor; and
•any business or personal relationship of the compensation advisor or the firm that employs the advisor with any of our executive officers.
Pearl Meyer did not perform other services for the Company in 2021, and would not do so without the prior consent of the Compensation Committee. Pearl Meyer's role in establishing the compensation of our named executive officers, to the extent material, are addressed under “Executive Compensation – Compensation Discussion and Analysis.”

Finance Committee MEMBERS David Vander Ploeg (Chair) Michael Garnreiter Robert Synowicki, Jr. MEETINGS IN 2021: 5

RISK OVERSIGHT
•monitors and mitigates risks relating to our deployment of financial resources, the management of our balance sheet, and the investment of cash and other assets
PRIMARY RESPONSIBILITIES
•reviews and monitors the deployment of our financial resources and policies, the management of our balance sheet, and the investment of cash and other assets;
•reviews and makes recommendations to the Board regarding our operating and capital budgets and monitors actual performance against our budgets and projections;
•reviews our capital structure, liquidity, financing plans, and other treasury policies, including off-balance sheet financings;
•reviews with the Board and management our financial risk exposure relating to financing activities; and
•annually reviews the Finance Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.

The Finance Committee members are independent.

Nominating and Corporate Governance Committee MEMBERS Kathryn Munro (Chair) Louis Hobson Robert Synowicki, Jr. David Vander Ploeg MEETINGS IN 2021: 4

RISK OVERSIGHT
•responsible for overseeing implementation of appropriate corporate governance procedures, monitoring and overseeing the management and mitigation of operating, sustainability, cybersecurity, and information security risks, and overseeing the management of risks associated with the independence of our Board
•reviews enterprise operating risks, other than financial and internal controls risks
•responsible for oversight of our plans, policies, and disclosures related to ESG and sustainability matters
PRIMARY RESPONSIBILITIES
•considers and recommends the criteria, qualifications, and attributes of candidates for nomination to the Board and its committees;
•identifies, screens, and recommends qualified candidates for Board membership;
•periodically reviews and makes recommendations to the Board regarding corporate governance policies and principles;
•advises the Board with respect to the Board composition, diversity, size, attributes, procedures, and committees;
•evaluates director nominee recommendations proposed by stockholders;
•oversees the evaluation of the Board;
•considers and makes recommendations to prevent, minimize, resolve, or eliminate possible conflicts of interest;
•recommends individuals to the Board for election by the stockholders or appointment by the Board;
•reviews our Corporate Governance Guidelines and recommends proposed changes to the Board for approval;
•reviews and approves the Company’s information security programs, which seeks to mitigate information security risks, including cybersecurity risks;
•oversees risks relating to: (i) our ESG strategy and reporting; (ii) public policy, including political spending policies and practices; and (iii) emerging issues potentially affecting the reputation of the Company;

•reviews the Company’s sustainability programs and oversees progress of sustainability initiatives; and
•assesses and develops succession plans for executive officers and other appropriate management personnel.

The Nominating and Corporate Governance Committee members are independent.

Executive Committee	The Executive Committee did not hold any meetings in 2021. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session, with the exception of certain actions. The Executive Committee is currently comprised of Kevin Knight (Chair), Michael Garnreiter, Gary Knight, and Kathryn Munro.

CORPORATE GOVERNANCE POLICY AND STOCKHOLDER ENGAGEMENT
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website at www.knight-swift.com. Key corporate governance principles observed by the Board and the Company include:
•maintaining a Board composed of a majority of independent directors (currently three-fifths of our Board is independent);
•a robust lead independent director who presides at all executive sessions of the Board and whom third parties can contact to communicate with our independent directors;
•annual risk oversight by full Board and committees;
•maintaining an independent Audit Committee with at least one financial expert and other members who are knowledgeable about financial matters (currently all four members of the Audit Committee qualify as financial experts);
•maintaining an independent Nominating and Corporate Governance Committee that is responsible for nominating qualified individuals for election to our Board and evaluating, reviewing, and planning for director tenure and succession;
•annually reviewing executive management succession planning along with maintaining at all times an evaluation and recommendation of potential successors to the Executive Chairperson, CEO, President, CFO, and other key members of executive management;
•majority voting standard and resignation policy for directors in uncontested elections;
•compensation policies for our senior executives and Board that are aligned with the interests of the Company and its stockholders and do not encourage excessive risk taking;
•overboarding policy and director tenure policy;
•regular meetings of the independent directors in executive session, not less than annually;
•Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee comprised entirely of independent directors;
•new director orientation program and periodic ongoing director education; and
•rigorous annual Board self-assessment.
Our Board is engaged in stockholder outreach and available for interaction with stockholders when requested. Management provides periodic updates to the Board regarding stockholder outreach and feedback. In addition, throughout the year, we participate in numerous investor conferences and make efforts to be in contact with our key stockholders, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders.
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS
Our by-laws require that we use a majority voting standard in uncontested director elections and we have a resignation requirement under our Corporate Governance Guidelines for directors who fail to receive the required majority vote. Under the majority voting standard, a director nominee must receive more votes cast “for” than “against” for his or her election in order to be elected to the Board. If a director nominee does not receive the required number of votes, such director nominee will, within five days following the certification of the stockholder vote, tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider a tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred, and the Company will disclose the Board’s decision on a Form 8-K filed with the SEC. Directors shall be elected by a plurality of the votes cast at any meeting of stockholders where the number of nominees exceeds the number of directors to be elected.

CODE OF BUSINESS CONDUCT AND ETHICS
The Board has adopted a Code of Conduct that applies to all of our directors, officers, and employees. In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the “Financial Responsibilities Policy”) that applies to our executive officers (Executive Vice President or above), CFO, Chief Accounting Officer (“CAO”), Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system. The Code of Conduct and Financial Responsibilities Policy include provisions applicable to our CEO, CFO, CAO, Controller, or persons performing similar functions, which constitute a “code of ethics” within the meaning of Item 406(b) of SEC Regulation S-K. Copies of the Code of Conduct and Financial Responsibilities Policy are publicly available free of charge on our website at www.knight-swift.com.
Pursuant to SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct or our Financial Responsibilities Policy in a press release, on our website at www.knight-swift.com, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate. To date, we have not granted any waivers from our Code of Conduct to our directors or executive officers or our Financial Responsibilities Policy to the CEO, CFO, CAO, Controller, or any person performing similar functions.
Neither the Company, nor any of its directors and officers, is currently under investigation by a regulatory body. Further, no regulator has taken action against a director or officer of the Company in the past two years.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Independent Board members generally meet without management present at least once per year in executive sessions. Our lead independent director presides over those meetings. Our independent directors met one time in 2021 without management present.
STOCK TRADING POLICY
The Company has a Securities Trading Policy (“STP”) that sets forth terms, conditions, timing, limitations, and prohibitions with respect to trading in the Company’s securities. The STP prohibits all directors, officers, employees, and consultants from trading in the Company’s securities while in possession of material nonpublic information. Employees are also generally prohibited from engaging in puts, calls, or similar instruments relating to the Company’s securities, or selling the Company’s securities “short.” The STP also restricts directors, officers subject to Section 16 of the Exchange Act, and certain other specifically designated employees from trading in the Company’s securities during certain periods and only after they have obtained pre-clearance for trades in the Company’s securities from the Company’s General Counsel and CFO.
ANTI-PLEDGING AND HEDGING POLICY
The Company has adopted the Stock Pledging and Hedging Policy (“Anti-Pledging and Hedging Policy") that prohibits the pledging and hedging of the Company’s securities by certain individuals.
•Designated Persons are prohibited from engaging in any pledging or hedging transaction (including zero cost collars, forward sales contracts, puts, calls, and other derivative transactions) in the Company’s common stock or any derivative security.
•The Anti-Pledging and Hedging Policy applies to the Chairperson of the Board, any Vice Chair (if a Company employee), the CEO, the President, the CFO, any other named executive officer, any Company employee who is also a member of the Board (including Kevin Knight, Gary Knight, David Jackson, and Reid Dove), non-employee directors, and any other employee designated by the Nominating and Corporate Governance Committee (any such person, a “Designated Person”).
•The Anti-Pledging and Hedging Policy does not have a hardship exemption.
Certain shares of common stock owned by Kevin Knight and Gary Knight that were pledged before the Anti-Pledging and Hedging Policy was adopted were grandfathered from the policy, and the number of shares pledged was reduced by 50% in 2020. Notwithstanding that the existing pledges were grandfathered under the Anti-Pledging and Hedging Policy, as part of its risk oversight function the Nominating and Corporate Governance Committee periodically reviews these share pledges to assess whether such pledging poses an undue risk to the Company. In evaluating these share pledges, the Nominating and Corporate Governance Committee considered that Kevin Knight and Gary Knight, as dedicated long-term stockholders, have pledged a portion of their shares rather than selling shares for liquidity and have significant personal assets. Further, the Nominating and Corporate Governance Committee has taken into account the number of shares pledged as a percentage of our outstanding shares, noting that given the Company’s average daily trading volume, it would take less than two days to unwind the pledged shares, and considered the degree of overcollateralization. Based on its evaluation, the Nominating and Corporate Governance Committee has concluded that the existing pledge arrangements do not pose an undue risk to the Company, and will continue to periodically review the shares pledged as part of its risk oversight function.

STOCK OWNERSHIP AND RETENTION POLICY
Under the Anti-Pledging and Hedging Policy, Designated Persons are required to comply with stock retention guidelines as established from time to time by the Compensation Committee. Our Stock Ownership and Retention Policy requires each non-employee director to own Company stock having a value of the lesser of (i) three times the director’s annual cash retainer and (ii) $140,000. Each non-employee director must own the required amount by the later of five years from (x) the date of adoption of our Stock Ownership and Retention Policy and (y) the director’s appointment or election to the Board. Our key officers, as designated under the policy and which include our named executive officers, also must meet certain minimum stock ownership requirements.  Currently, key officers under the policy include (i) our CEO and our Executive Chairperson, who must own Company stock having a value of five times their respective base salaries; (ii) our CFO and Vice Chairperson, who must own Company stock having a value of three times their respective base salaries; and (iii) our Division Operations Officer and General Counsel who must own Company stock having a value of two times their base salary.
The Compensation Committee of the Board can designate other key officers who will be subject to the policy. Key officers must achieve such ownership by the later of eight years from (x) the adoption of our Stock Ownership and Retention Policy and (y) their appointment to the applicable office.  Mr. Dove was designated as a key individual, with a retention requirement of two times base salary. Until an individual complies with the stock ownership guidelines, as outlined above, the individual is required to retain (i) any shares owned or purchased by the individual, including stock purchased through the Company’s stock purchase plan or any deferred compensation or 401(k) plan, but excluding any stock purchased on the open market, and (ii) any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock unit and restricted stock grants until the guidelines are satisfied (collectively, the “Covered Shares”).
Pledged and hedged shares are excluded from the calculation of the director and officer retention amounts. Vested and unvested stock options are not included in the calculation of the guidelines prior to exercise, and, after exercise, only those retained shares that represent net profit shares, (shares after payment of the exercise price and all taxes) are included. Key officers must retain at least 50% of Covered Shares for two years after the date the Covered Shares are earned. All of our directors and officers are currently in compliance with the Stock Ownership and Retention Policy.
COMMUNICATIONS WITH DIRECTORS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES
Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Knight-Swift Transportation Holdings Inc. Board of Directors, c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Please specify to whom your letter should be directed. Our Secretary will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group, or committee of the Board. Board members may at any time review a log of all correspondence received by us that is addressed to Board members and request copies of any such correspondence. Our Board communicates regularly with stockholders regarding areas of interest or concern.
NOMINATION OF DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee will consider recommendations for director nominations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Knight-Swift Transportation Holdings Inc., Nominating and Corporate Governance Committee, c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Our by-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this proxy statement.
The Nominating and Corporate Governance Committee assesses a director nominee’s judgment, integrity, independence, management, and business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in his or her profession, concern for the interests of our stockholders, knowledge of corporate governance issues and board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of our Board. Exhibit “A” of the Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines also set forth additional criteria and guidelines the Nominating and Corporate Governance Committee may consider when selecting director nominees.
Upon identifying and selecting qualified director nominee candidates, the Nominating and Corporate Governance Committee then submits its director nominee selections to our full Board for consideration. We historically have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, but may consider doing so in the future.
The Board is responsible for recommending director candidates for election by the stockholders and for appointing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates, and recruits qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.
Our by-laws provide for “proxy access,” which provides a means for our stockholders who have retained and hold a sufficient ownership position in the Company to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. The proxy access provision in our by-laws allows any stockholder (or group of up to 20 stockholders) that has continuously owned at least 3% or more of the Company’s issued and outstanding common stock, for three years preceding the date of submission of the qualified nomination notice (and continues to own at least such amount through the date of the annual meeting), to nominate candidates for election to the Board and require the Company to list such nominees in the Company’s proxy statement for its annual meeting of stockholders, subject to certain procedural and information requirements. Our by-laws also provide procedures for nominations of persons for election to our Board by stockholders who comply with certain timely notice and form procedures set forth therein.

Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee have been, or are, one of our officers or employees. In 2021, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K.
During 2021, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, an executive officer of which served as a member of our Board or Compensation Committee.

Relationships and Related Party Transactions
Our Audit Committee has established written policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any “related person” (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as an “interested transaction.”
Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm’s length and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  Compensation of executive officers, which may involve an “interested transaction,” is reviewed and approved by the Compensation Committee.
Certain members of our officers’ families are employed on the same terms and conditions as non-related employees, several of whom are considered related persons due to their familial relationship with one or more of Kevin Knight (our Executive Chairman), Gary Knight (our Vice Chairman), and David Jackson (our President and CEO). These related persons were Larry Knight and Keith Knight (brothers of Kevin Knight), Cory Webster (brother-in-law of Gary Knight), Glen Thomas (brother-in-law of David Jackson), and Tyson Hintz (son-in-law of Kevin Knight). The aggregate total compensation paid to these individuals in 2021 was $2,429,634. This amount includes any equity awards granted to such individuals in 2021, valued as of the grant date in accordance with FASB ASC Topic 718, cash vehicle allowances, or use of company vehicles. Based on the fact that these individuals are employed on the same terms and conditions as non-related employees, the Audit Committee approved these transactions.

Proposal One
Election of Directors
The Company’s by-laws provide that the number of directors shall not be less than three, with the exact number to be fixed by the Board. Directors are currently divided into three classes with the term of all classes expiring at the 2023 Annual Meeting. However, pursuant to our amended Certificate of Incorporation, the Board will be declassified. All directors elected in annual meetings commencing with the 2023 Annual Meeting will be elected annually.
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.
The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board appoints members to fill new membership positions and vacancies in unexpired terms on the Board.
Our Board has nominated Messrs. Michael Garnreiter, Robert Synowicki, Jr., David Vander Ploeg, Reid Dove, and Louis Hobson as Class II directors to hold office for a term of one year, expiring at the close of the 2023 Annual Meeting, or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these directors are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole, as described in the biographical information for each of these nominees, as of the Record Date, set forth below under the heading “Nominees for Class II Director.”

There are no arrangements or understandings between any of the Class II director nominees and any other person pursuant to which any of such director nominees were selected as a nominee. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

10 Directors – The term of all directors expires at the 2023 Annual Meeting
CLASS I DIRECTORS
Mr. Gary Knight
Ms. Kathryn Munro
CLASS II DIRECTOR NOMINEES
Mr. Michael Gamreiter
Mr. David Vander Ploeg
Mr. Robert Synowicki
Mr. Reid Dove
Mr. Louis Hobson

CLASS III DIRECTORS
Mr. Kevin Knight
Mr. David Jackson
Ms. Roberta Roberts Shank

The Board of Directors unanimously recommends a vote FOR each of the director nominees listed herein.

Nominees for Class II Director
If elected at the Annual Meeting, the term of each Class II director expires at the 2023 Annual Meeting of Stockholders.

Michael Garnreiter
Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter currently provides financial consulting services to certain business of various sizes and served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products, from 2012 until his retirement in December 2015. From 2010 until 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Axon International (formerly, Taser International, Inc.), a manufacturer of less-lethal protection devices; chair of the audit and executive committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and is the former Chairman and current member of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter began his career with Arthur Andersen LLP in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach, ultimately serving as a senior audit partner. Mr. Garnreiter is a Certified Public Accountant and is a Certified Fraud Examiner. As a member of our Board, Mr. Garnreiter offers financial, accounting, and managerial expertise gained from the various executive and supervisory roles he has held throughout his career.
The experience acquired through Mr. Garnreiter’s positions as a director of several publicly traded and privately held companies benefit the Company, the Board, and our stockholders.

Age | 70 Director Since | 2003

David Vander Ploeg
Mr. Vander Ploeg has served on the board of directors of Swift since 2009, and Knight-Swift since the merger in 2017. He currently serves as President of Dutchman Advisors, LLC, a management consulting, and private investment company. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc., a distributor of products, and curriculum solutions in the education marketplace, where he served from 2008 until December 2013. In January 2013, School Specialty filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg currently serves on the boards of directors of Energy Bank, Inc., a designer and manufacturer of LED lighting, and Bellin Psychiatric Hospital. Mr. Vander Ploeg holds a Bachelor of Science degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh.
Mr. Vander Ploeg’s qualifications to serve on our Board include his extensive experience in the transportation and logistics services industry and his past public company and finance and audit experience provide us with valuable insight on public company governance practices.

Age | 63 Director Since | 2009

Robert Synowicki
Mr. Synowicki has served on the board of directors of Knight since February 2016. Mr. Synowicki served in multiple roles with Werner Enterprises, Inc., a publicly traded national trucking company, for over 25 years, most recently serving as Executive Vice President of Driver Resources from 2010 until December 2015, where he oversaw recruitment and other critical professional driver initiatives. In addition, Mr. Synowicki served as Chief Financial Officer, Chief Operating Officer, and Chief Information Officer at various times during his career with Werner. Mr. Synowicki has also served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant (inactive) and currently serves on the board of directors of Blue Cross Blue Shield - Nebraska, as Finance Committee Vice Chairman and a member of the Audit Committee. He earned a Bachelor of Science degree in Biology and a Bachelor of Science in Business Administration, Accounting from the University of Nebraska.
The Board believes Mr. Synowicki provides financial and accounting expertise, past public company experience, and valuable industry insight and perspective by virtue of his many years of leadership experience in the industry.

Age | 63 Director Since | 2016

Reid Dove
Mr. Dove was appointed to the board of directors of Knight-Swift in connection with our acquisition of AAA Cooper Transportation, a leading LTL carrier, and has served as a member of the board of directors of Knight-Swift since 2021. Mr. Dove joined AAA Cooper Transportation (our subsidiary since July 2021) in 1994 and served multiple roles within the company, including currently serving as Chief Executive Officer of AAA Cooper Transportation. He is involved in many civic, educational and charitable boards both nationally and in his home state of Alabama. Mr. Dove earned his Bachelor’s degree in Supply Chain from Auburn University.

The Board believes Mr. Dove provides valuable industry insight and perspective by virtue of his many years of executive-level leadership experience in the industry.

Age | 50 Director Since | 2021

Louis Hobson
Mr. Hobson has served as a member of the board of directors of Knight-Swift since 2021. Since 2019, Mr. Hobson has served as the Senior Vice President of North America Flood Insurance for Chubb Insurance, LTD, a publicly traded property and casualty insurance company. From 2017 through 2018, Mr. Hobson served as the President and Chief Executive Officer of National Flood Services, a provider of business process services in flood insurance. From 2015 through 2017, Mr. Hobson served as Executive Vice President of Aon National Flood Services, a financial service and insurance company. From 2004 to 2013, Mr. Hobson held many roles, including Principal, with the Boston Consulting Group, a management consulting firm, where he served as an advisor to C-suite executives of Fortune 500 companies, providing counsel on a wide range of topics, including competition, growth, turnaround, and talent. Mr. Hobson holds a Bachelor of Science degree in Electrical Engineering and a Master’s degree in Business Administration, both from Stanford University.
The Board believes Mr. Hobson’s experience in risk management and financial services, as well as his experience in management consulting, will bring meaningful insight to the Board.

Age | 41 Director Since | 2021

Continuing Class I Directors
The term of each Class I director expires at the 2023 Annual Meeting of Stockholders.

Kathryn Munro
Ms. Munro has served as a member of the board of directors of Knight since 2005 and currently serves as our lead independent director. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies, a position she has held since 2003. Prior to BridgeWest, Ms. Munro spent 20 years at Bank of America Corporation where she held a variety of senior executive positions. Ms. Munro has served on the board of directors of Pinnacle West Capital Corporation, an investor owned electric utility holding company, since 2002. Ms. Munro has also served on the board of Premera Blue Cross, a privately held health insurance company, since 2007.
From her distinguished career in commercial banking, Ms. Munro brings business acumen and financial knowledge to our Board and provides insightful guidance and independent leadership as our lead independent director.

Age | 73 Director Since | 2005

Gary Knight
Mr. Knight has served as a Vice Chairman of the board of directors of Knight since 2004, and currently serves as the Vice Chairman of the Company. Mr. Knight served as Knight’s President from 1993 to 2004, and has been one of Knight’s officers and a member of Knight’s Board since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President. Mr. Knight is the first cousin of Kevin Knight. The selection of Mr. Knight as a director was based upon, among other things, his significant leadership experience and knowledge of the Company.
Mr. Knight’s qualifications to serve on our Board also include his extensive knowledge of the transportation industry.

Age | 70 Director Since | 2004

Continuing Class III Directors
The term of each Class III director expires at the 2022 Annual Meeting of Stockholders.

Kevin Knight
Mr. Knight has served as the Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015) and served as the CEO of Knight from 1993 through December 2014, and currently serves as a full time executive officer of the Company in his role as Executive Chairman. He has been one of our officers and directors since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a former Swift subsidiary. Mr. Knight is the first cousin of Gary Knight.
The selection of Mr. Knight as a director was based, among other things, upon his extensive experience in business operations and exemplary executive leadership since Knight’s founding. Mr. Knight also has exhibited commendable dedication to our financial and operating performance.

Age | 65 Director Since | 1999

David Jackson
Mr. Jackson has served as the Chief Executive Officer of Knight and Knight-Swift, and a member of the board of directors of Knight since January 2015. He has served as the President of Knight and Knight-Swift, since February 2011. Mr. Jackson previously served as Knight’s Chief Financial Officer from 2004 until 2012. He has been with Knight since 2000. Mr. Jackson served as Knight’s Treasurer from 2006 to 2011 and Knight’s Secretary from 2007 to 2011. Prior to his appointment as the CFO, Mr. Jackson served in several positions at Knight between 2000 and 2004. Mr. Jackson holds a Bachelor of Science degree in Global Business and Finance from Arizona State University.
The selection of Mr. Jackson as a director was based, among other things, upon his extensive transportation, leadership, and finance experience and his deep understanding of the Knight culture and commitment to maintaining our financial and operating performance.

Age | 46 Director Since | 2015

Roberta Roberts Shank
Ms. Roberts Shank was appointed to the board of directors of Knight in February 2016. Ms. Roberts Shank currently serves as the Chief Executive Officer, President, and director of Chas Roberts A/C and Plumbing, Arizona’s largest residential air conditioning installer, a position she has held since 2000. For her role at Chas Roberts, Ms. Roberts Shank was named the 2014 CEO of the Year by the ACE Awards, in addition to previously being named one of Arizona’s most dynamic women in business, winning the Greater Phoenix Chamber of Commerce Impact Award. Ms. Roberts Shank has also served on the Board of AMERCO, North America’s largest “do-it-yourself” moving and storage operator through its subsidiary, U-Haul International, Inc., since December 2019, previously serving on their Advisory Board. In addition, Ms. Roberts Shank has served in multiple civic and community roles, including the Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission.
The Board believes Ms. Roberts Shank’s extensive executive-level leadership and business experience through a variety of economic environments makes her a valuable asset for the Board and the Company.

Age | 55 Director Since | 2016

Director Compensation
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below. For 2021, non-employee directors were eligible for the following compensation:

	Member		Additional Cash Retainer for Lead Independent Director/Committee Chair Cash Retainer
Compensation Element
Board Service Cash Retainer	$70,000	[1]	$25,000	[2]
Equity Award Annual Equity Grant	$115,000	[1]	—
Committee Service Cash Retainer
Audit	$10,000		$15,000
Compensation	$7,500		$12,500
Nominating and Corporate Governance	$6,000		$10,000
Finance	$5,000		$6,000
Executive	—		—
Meeting Fees	None
1 Effective January 1, 2021 through June 30, 2021, the annual retainer to each director was $155,000, payable up to $60,000 in cash and at least $95,000 common stock. Effective July 1, 2021, the annual retainer to each director was $185,000, payable up to $70,000 in cash and at least $115,000 in common stock.
2 Effective January 1, 2021 through June 30, 2021, the annual cash retainer to the Lead Independent Director was $22,500. Effective July 1, 2021, the annual cash retainer to the Lead Independent Director was $25,000.

No additional retainers are paid to the members or the Chairperson of the Executive Committee. No other fees are paid for attendance at Board or committee meetings, except for reimbursement of expenses to attend Board and committee meetings.
The following table provides information for the fiscal year ended December 31, 2021, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each person who served as a director for 2021.

Director	Fees Earned or Paid in Cash	Stock Awards Cash Value [1]	All Other Compensation	Total
Michael Garnreiter	85,000	104,992	—	189,992
Kathryn Munro	86,250	124,967	—	211,217
Roberta Roberts Shank	57,500	134,954	—	192,454
Robert Synowicki, Jr.	83,500	104,992	—	188,492
David Vander Ploeg	87,000	104,992	—	191,992
Louis Hobson[2]	50,250	—	—	50,250
1The amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value for common stock was measured based on the closing price of our common stock on the date of grant.
2Mr. Hobson became a director in November 2021. His 2021 pro-rated fees were paid in cash, as stock awards are issued annually on the date of the Company’s Annual Meeting.

Management
Below are the names, ages, and positions of our current executive officers and significant employees, as of the Record Date. Biographies for our executive officers and significant employees are also provided below, except for David Jackson and Kevin Knight, whose biographies are given under “Continuing Class III Directors,” Reid Dove, whose biography is given under “Nominees for Class II Director,” and Gary Knight, whose biography is given under “Continuing Class I Directors.”

Adam Miller, 41
CFO AND TREASURER, PRESIDENT OF SWIFT
Mr. Miller joined Knight in 2002. In November 2020, Mr. Miller was appointed President of Swift and following the merger with Swift in September 2017, Mr. Miller was appointed as the CFO of Knight-Swift Transportation Holdings Inc. Before the merger, he served as CFO for Knight from 2012, and also served as the Secretary and Treasurer from 2011. Prior to becoming CFO of Knight, Mr. Miller served as the Senior Vice President of Accounting and Finance from 2011 to 2012 and as Controller of Knight Refrigerated, LLC, a subsidiary of Knight, from 2006 to 2011. Prior to his appointment as Controller of Knight Refrigerated, LLC, Mr. Miller served in several other accounting and finance positions at Knight since 2002. Mr. Miller earned his Bachelor of Science degree in Accounting from Arizona State University and is a Certified Public Accountant in the state of Arizona.

Todd Carlson, 62
GENERAL COUNSEL AND SECRETARY
Mr. Carlson has served as our General Counsel and Secretary since September 2017. Prior to his current position, Mr. Carlson served as the General Counsel of Knight since 2007. Prior to joining Knight, Mr. Carlson was Vice President and Corporate Counsel at Swift from 1991 to 2007. Mr. Carlson received his Bachelor of Science degree in Accounting from the University of Nebraska and earned his Juris Doctor degree from the University of Nebraska College of Law. Mr. Carlson is admitted to practice law in the State of Arizona.

James Fitzsimmons, 50
EXECUTIVE VICE PRESIDENT OF OPERATIONS OF SWIFT
Mr. Fitzsimmons has served as the Executive Vice President of Operations of Swift since September 2018. Mr. Fitzsimmons joined Swift in 1993 and has held several leadership positions within customer services, sales, and operations. Prior to his current position, Mr. Fitzsimmons served as Regional Vice President of Swift from 2006 to January 2018 and Senior Vice President of Operations beginning in January 2018. He graduated with a bachelor’s degree in Business Management from Arizona State University.

Cary Flanagan, 49
SENIOR VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER
Mr. Flanagan has served as our Senior Vice President and Chief Accounting Officer since September 2017. Prior to his current position, Mr. Flanagan served as Swift’s Vice President and Corporate Controller from 2008 to September 2017 and as its Director of Financial Reporting at Swift from 2006 to 2008. Prior to joining Swift, Mr. Flanagan served in various accounting positions from 1994 to 2006, including as an Audit Manager with KPMG LLP from 2000 to 2004 and an Audit Senior at Perkins & Co. from 1996 to 2000. Mr. Flanagan earned his Bachelor’s degree in Accounting from the University of Puget Sound and is a Certified Public Accountant.

Timothy Harrington, 52
EXECUTIVE VICE PRESIDENT OF SALES OF SWIFT
Mr. Harrington has served as the Executive Vice President of Sales of Swift since April 2018. Prior to his current position, Mr. Harrington served as the Regional Vice President of Sales of Swift from 2016 to April 2018 and Vice President of Network Operations of Swift from 2011 to 2016. Mr. Harrington earned his Bachelor's degree in English from the University of South Dakota.

Michael Liu, 49
EXECUTIVE VICE PRESIDENT OF OPERATIONS OF KNIGHT
Mr. Liu joined Knight in 2000. Mr. Liu has served as the Executive Vice President of Operations of Knight since 2017. Prior to his current position, Mr. Liu served as the Regional Vice President of Operations for West Dry Van and West Refrigerated at Knight from 2016 to 2017 and Regional Vice President of Operations for West Dry Van from 2010 to 2016. Mr. Liu earned his Bachelor of Science degree in Business Management form the University of Phoenix.

Kevin Quast, 56
CHIEF ADMINISTRATION OFFICER
Mr. Quast joined Knight in 1996. He was appointed as Chief Administrative Officer in November of 2020, following his role as Chief Operating Officer at Swift beginning September of 2017 after the completion of the merger of Swift and Knight. He served as Executive Vice President and Chief Operations Officer of Knight from 2011 until the 2017 Merger. Prior to his service as Executive Vice President and Chief Operations Officer of Knight, Mr. Quast served at Knight as the Business Unit Leader for the Southeast from 2010 to 2011. Prior to his appointment as Business Unit Leader for the Southeast, Mr. Quast served in several senior sales and operations positions at Knight in the Southeast region since 2001 and in various other operating departments since 1996. Mr. Quast earned his Bachelor’s degree in Mandarin Chinese and Asian Studies from Brigham Young University.

James Updike, Jr., 49
EXECUTIVE VICE PRESIDENT OF SALES AND MARKETING OF KNIGHT
Mr. Updike joined Knight in 1996. He has served as Executive Vice President of Sales and Marketing at Knight since 2011. Prior to his appointment as Executive Vice President of Sales and Marketing, Mr. Updike served as Vice President of Sales at Knight Refrigerated, LLC, a subsidiary of Knight, since 2006 and as General Manager beginning in 2008. Prior to joining Knight Refrigerated, LLC, Mr. Updike served in several sales management and operations positions at Knight since 1996. Mr. Updike earned his Bachelor’s degree in Marketing and Finance from Utah State University.

Dustin Ohlman, 35
SENIOR VICE PRESIDENT OF INTERMODAL OPERATIONS
Mr. Ohlman joined Knight-Swift in June 2018, where he has since served as our Senior Vice President of lntermodal Operations. Prior to joining Knight-Swift, Mr. Ohlman served multiple roles within RR Donnelley and Sons Company, a company providing commercial printing and related services, including Senior Operations Analyst from 2014 to 2016, Manager of Transportation Architecture from 2016 to 2017, and Director of Strategic Solutions from February 2017 until he joined us in June 2018. Previously, Mr. Ohlman has served as a Dedicated Account Supervisor at US Xpress, Inc. Mr. Ohlman earned his Bachelor of Science degree in Accounting from the University of Tennessee - Chattanooga.

Joseph Sherer, 43
SENIOR VICE PRESIDENT OF LOGISTICS OPERATIONS
Mr. Sherer joined Knight in 2001. He has since served multiple roles, most recently serving as our Senior Vice President of Logistics since January 2021. Previously, Mr. Sherer served as Senior Vice Present of Account Management & Customer Service since 2016. Mr. Sherer earned his Bachelor's Degree in Business Management from Arizona State University.

Brad Stewart, 46
EXECUTIVE VICE PRESIDENT OF FINANCE
Mr. Stewart joined Swift in 2003 and served in several roles, including as Vice President of Treasury and Risk Management from 2011 through September 2017 and as Senior Vice President of Finance beginning in September 2017. He has served as Executive Vice President of Finance at Knight-Swift since March 2019. Prior to joining Swift, Mr. Stewart served as a Senior Associate at PricewaterhouseCoopers. Mr. Stewart earned his Bachelor of Business Administration degree from Abilene Christian University.

Wilburn "Charlie" Prickett III, 57
PRESIDENT AND CHIEF OPERATING OFFICER FOR AAA COOPER TRANSPORTATION
Mr. Prickett currently serves as President and Chief Operating Officer for AAA Cooper Transportation, a position he has held since September 2020. Mr. Prickett joined AAA Cooper Transportation in 2002, holding several leadership positions, including Executive Vice President and Chief Operating Officer between 2010 and September 2020. Mr. Prickett received his Bachelor’s degree in Management from Auburn University.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021.
This report is submitted by the Compensation Committee.
Roberta Roberts Shank - Chairperson
Kathryn Munro
Robert Synowicki, Jr.
The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload transportation, LTL, intermodal, and logistics services using a nationwide network of business units and terminals in the United States and Mexico, to serve customers throughout North America. In addition to operating one of the country's largest truckload tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

2021 Company Financial Highlights
OPERATING PERFORMANCE

$6.0B Total revenue	$5.5B Revenue, xFSR	83.9% Operating ratio	81.5% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.2B Operating cash flows	$908M Free cash flow [1]	$57M Stock repurchases	$64M Dividends paid

1 See non-GAAP reconciliations beginning at page 64 of this proxy statement.
Our 2021 compensation plan was based on a conservative pay policy with executive officer pay targeted to the market median and was designed to appropriately award our executive officers for these results and the stockholder value they created by directly linking pay and performance. The goals of our 2021 compensation program were to:
•motivate pursuit of our business initiatives, including diversification;
•incentivize executives to continue to operate with industry-leading efficiency;
•encourage sustained earnings growth, which was accomplished through performance-based cash and equity awards; and
•retain an executive team that we were confident would continue to be the best team in the industry in maximizing stockholder value.
Our 2022 compensation design has a similar structure because the Compensation Committee believes the plan design:
•is competitive with our peer group and primary competitors for talent, as we target overall compensation at the market median for our executives as a group, while allowing for exceptions based on experience and individual responsibilities and performance;
•incentivizes diversification of revenue streams and profitable growth of our business, while emphasizing stringent cost controls and operating efficiencies;
•attracts and retains our talented executives that have produced industry-leading results, which encourages a smooth transition of leadership, such as the transition of leadership at Swift from Kevin Knight to Adam Miller during 2020;

•provides stability through conservative but competitive base salary, which ensures reasonable base pay if targets are not met, mitigating the need for excessive risk-taking;

•aligns our executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders, with 60% of our long-term incentives comprised of performance-based awards;
•reinforces long-term value creation, our goal of out-performing our peers, and strong pay-for-performance alignment; and
•enhances our executives’ focus on and incentive to take actions designed to increase our stock price and maximize stockholder value over time, without undue risk.

2022 Compensation Plan Highlights

✓	Conservative pay policy with named executive officer and director pay targeted to the market median
✓	Peer group designed to reflect companies we compete with for business and talent
✓	Direct link between pay and performance that emphasizes our business objectives and drives stockholder value creation, including an ESG modifier built into our 2022 Cash Bonus Plan design
✓	Appropriate balance between short- and long-term compensation that appropriately focuses on both growth and return while discouraging short-term risk taking at the expense of long-term results
✓	Cap on short-term cash incentive to curtail behavior focused on short-term gain
✓	Independent compensation consultant retained by the Compensation Committee to advise on executive compensation matters
✓	Independent Compensation Committee
✓	Clawback policy
✓	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by executives and Board members with no hardship exemption
✓	Vesting periods of less than twelve months prohibited for most awards under our Omnibus Plan
✓	No re-pricing or back-dating of stock options
✓	No dividends paid on unvested stock awards
✓	Robust key officer stock ownership and retention guidelines
✓	Omnibus Plan requires double trigger vesting upon change of control
✓	No tax gross-up payments

2021 Compensation
The following graphs illustrate the allocation of primary compensation elements for our CEO and our other named executive officers in 2021. At-risk compensation represents (i) target cash bonuses under our 2021 annual cash bonus plan, plus (ii) the value of performance-based restricted stock units, calculated by multiplying the number of shares subject to such awards by the grant date fair value computed in accordance with FASB ASC Topic 718, plus (iii) the value of time-vested restricted stock units, calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the grant date. We consider time-vested restricted stock units to be at-risk, given changes in stock price over the three-year vesting period combined with the required employment provisions. See "Summary Compensation Table", "Grants of Plan-Based Awards Table", and the footnotes thereto for additional detail.

NAMED EXECUTIVE OFFICERS FOR 2021
The following individuals were our named executive officers for 2021:

Name	Position
David Jackson	President and CEO
Adam Miller	CFO and Treasurer, President of Swift
Kevin Knight	Executive Chairman
Gary Knight	Vice Chairman
Todd Carlson	General Counsel and Secretary

OVERVIEW AND PHILOSOPHY OF COMPENSATION
Our Compensation Committee is responsible for:
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•evaluating the performance of our CEO in light of those goals and objectives; and
•determining and approving the compensation level of our CEO based upon that evaluation.
The Compensation Committee is also responsible for reviewing annually the compensation of our other executive officers and determining whether that compensation is reasonable under existing circumstances. In making these determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns their interests with the interests of our stockholders and the Company. The Compensation Committee reviews and approves all forms of incentive compensation, including cash bonuses, stock option grants, stock grants, restricted stock unit (“RSU”) grants, performance-based restricted stock unit (“PRSU”) grants, and other forms of incentive compensation granted to our executive officers.
The compensation of Messrs. Jackson and Kevin Knight reflects the importance of their coordinated approach to overall leadership and their joint success in creating long-term value for our stockholders. We align their compensation to motivate and reward continued collaboration and transition. The Compensation Committee has identified the need to compensation Mr. Kevin Knight for his valuable strategic oversight, particularly as the Company diversifies its revenue streams and service offerings and continues to augment and develop its executive team resources. Mr. Kevin Knight’s base salary has not increased since 2018.

The Compensation Committee considers the advice and recommendations of Pearl Meyer, our independent compensation consultant. Pearl Meyer provides analysis and recommendations regarding market pay data and competitive-position benchmarking, peer group development, performance measures and goals, program structure, incentive and equity plan design, and the regulatory environment and Company policies as they relate to executive compensation. Pearl Meyer also reviews compensation goals and priorities with our CEO, our Executive Chairman, and our CFO as part of providing advice and recommendations for the Compensation Committee. Pearl Meyer reviewed our 2021 compensation plan design and performed benchmarking analysis, and found that our overall total direct compensation for our named executive officers as a group was at the competitive median. See "Benchmarking Compensation" for additional information.
The Compensation Committee also considers the results of our annual advisory vote, which has historically indicated strong support for the compensation of our named executive officers. Most recently, 98.3% of votes cast on the advisory vote at the 2021 Annual Meeting voted in favor of our executive compensation program. We also encourage our stockholders to provide feedback directly to the Board and the Compensation Committee on our executive compensation program. The Compensation Committee considers the results of the most recent advisory vote on executive compensation, the history of strong stockholder support in previous advisory votes on executive compensation, and any feedback from stockholders while reviewing our executive compensation program, and the Compensation Committee will continue to consider the results of advisory votes and stockholder feedback on executive compensation when making future compensation decisions.
ELEMENTS OF 2021 EXECUTIVE COMPENSATION
Our compensation program for 2021 includes the following components:

Element	Form	Time Horizon	Primary Objectives and Link to Value Creation
Base Salary	Cash	Annual	Attract and retain our named executive officers with fixed cash compensation to provide stability that allows our named executive officers to focus their attention on business objectives and ensures reasonable base pay if targets are not met to discourage excessive risk-taking
Annual Cash Bonus	Cash	Annual	Focus and motivate our named executive officers to achieve annual corporate financial and operating goals with opportunity for upside based on exceptional performance, but with payout capped to curtail behavior focused on short-term gain
Performance-Based Long-Term Incentives	PRSUs	Three-year performance period
Focus and motivate our named executive officers to achieve long-term corporate financial and operating goals and superior stockholder returns relative to our peer group

Total stockholder return modifier provides direct focus on incremental value creation and relative performance metrics reinforce our objective of out-performing our peers

New awards are granted annually to mitigate the risk of focusing on one specific time period

PRSUs comprise 60% of our long-term incentives

Time-Based Long-Term Incentives	RSUs	Ratable three-year vesting
Encourage retention of our named executive officers and promote stability among senior management as we transition to the next generation of leadership

Time-vested RSUs comprise 40% of our long-term incentives

Other Compensation	Other Benefits	N/A	Limited personal benefits such as 401(k) and vehicle allowance We provide an air travel allowance to Mr. Kevin Knight.
Each element of compensation for 2021 is discussed below.
BASE SALARY
During 2021, our named executive officers’ base salaries were as follows:

Name	Base Salary Effective January 1, 2021 to November 7, 2021	Base Salary Effective November 8, 2021 to December 31, 2021
David Jackson	$875,000	$925,000
Adam Miller	$750,000	$800,000
Kevin Knight	$950,000	$950,000
Gary Knight	$450,000	$450,000
Todd Carlson	$450,000	$500,000

ANNUAL CASH BONUS
In February 2021, the Compensation Committee approved our cash bonus plan for 2021 (the “2021 Cash Bonus Plan”) pursuant to our Second Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”). Under the 2021 Cash Bonus Plan, certain of our employees, including our named executive officers, were eligible to earn incremental cash bonuses upon satisfaction of 2021 performance targets related to adjusted operating income growth and adjusted truckload operating ratio. The Compensation Committee believes including the adjusted truckload operating ratio in both the short-term and long-term performance incentive metrics in our 2021 Cash Bonus Plan reinforces the importance of adjusted truckload operating ratio in stockholder value creation.

The Compensation Committee established a target bonus potential, expressed as a percentage of year-end annualized base salary, for each of our named executive officers as follows:

Name	Target Bonus Potential
David Jackson	100%
Adam Miller	85%
Kevin Knight	100%
Gary Knight	75%
Todd Carlson	65%
With input from Pearl Meyer, the 2021 performance targets were reviewed and approved by the Compensation Committee.
2021 CASH BONUS PAYOUT AND PERFORMANCE TARGET RANGE
The payout ranges and related 2021 performance targets under the 2021 Cash Bonus Program are summarized below:

	Adjusted Truckload Operating Ratio 2 3
Adjusted Operating Income Growth 1 2		>90.0%	<90.0%-88.5%	<88.5%-87.0%	<87.0%-85.5%	<85.5%-84.0%	<84.0%
	<-10.0%	0%	0%	0%	0%	0%	0%
	>-10.0% - -5.0%	0%	20%	40%	60%	80%	100%
	>-5.0% - 0%	0%	40%	60%	80%	100%	120%
	>0% - 5%	0%	60%	80%	100%	120%	140%
	>5% - 10.0%	0%	80%	100%	120%	140%	160%
	>10.0%-15.0%	0%	100%	120%	140%	160%	180%
	>15.0%	0%	120%	140%	160%	180%	200%
1    Adjusted operating income is defined as consolidated total revenue, net of truckload and LTL fuel surcharge, less consolidated total adjusted operating expenses, net of truckload and LTL fuel surcharge. Adjusted operating income growth is calculated by taking 2021 adjusted operating income less 2020 adjusted operating income, divided by 2020 adjusted operating income.
2    Both the adjusted operating income growth and adjusted truckload operating ratio targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.
3    Adjusted truckload operating ratio is the adjusted operating ratio (total truckload adjusted operating expenses, net of truckload fuel surcharge and intersegment transactions, divided by total truckload revenue, net of truckload fuel surcharge and intersegment transactions) for our Truckload segment.
The Compensation Committee viewed the 2021 performance targets as reflecting a range of performance that was challenging yet reasonable, with the upper end of the range reflecting a significant accomplishment. Each year, the Compensation Committee reviews and adjusts one or more of the performance targets to set goals that are achievable yet uncertain, and that the Compensation Committee believes will motivate our senior management team to continue to improve operating performance and create value for our stockholders. In some years, the performance metric relating to adjusted truckload operating ratio may be substantially similar to prior years’ targets, reflecting our position as a top performer in the industry and our goal to remain the most profitable truckload carrier in the industry.

In February 2022, the Compensation Committee assessed performance under the 2021 Cash Bonus Program and determined that the adjusted operating income growth was 59.7% and the adjusted truckload operating ratio was 78.7%, resulting in the following payouts to our named executive officers after the release of our 10-K for the year ended December 31, 2021:

Name	Payout	% of Target
David Jackson	$1,850,000	200%
Adam Miller	$1,360,000	200%
Kevin Knight	$1,900,000	200%
Gary Knight	$675,000	200%
Todd Carlson	$650,000	200%
Also, during 2021, Mr. Carlson was awarded cash bonuses totaling $70,000 in recognition of his work on closing our four acquisitions during 2021.

LONG-TERM INCENTIVES
In November 2021, the Compensation Committee approved the following grants of PRSUs and RSUs to the named executive officers under the Omnibus Plan:

	Target Performance-Based Long-Term Incentives (60% of Grant)		Target Time-Based Long-Term Incentives (40% of Grant)		Total Target Long-Term Incentives (in Dollars) [1]
Name	No. of PRSUs	Target (in Dollars) [1]	No. of RSUs	Target (in Dollars) [1]
David Jackson	35,216	$2,100,000	23,478	$1,400,000	$3,500,000
Adam Miller	25,154	$1,500,000	16,770	$1,000,000	$2,500,000
Kevin Knight	30,186	$1,800,000	20,124	$1,200,000	$3,000,000
Gary Knight	8,048	$480,000	5,366	$320,000	$800,000
Todd Carlson	7,546	$450,000	5,031	$300,000	$750,000
1The number of PRSUs and RSUs granted was determined by taking the applicable target (in dollars) divided by the closing price of our common stock on the grant date ($59.63). Please refer to the Summary Compensation Table and the Grants of Plan Based Awards table below for details regarding the fair value of these awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).
The PRSUs have a three-year performance period commencing January 1, 2022, and ending December 31, 2024.The performance targets for the one-half of the PRSUs relate to the compound annual growth rate in adjusted earnings per share (“Adjusted EPS CAGR”) and the compound annual growth rate in consolidated revenue (excluding truckload and LTL fuel surcharge) (the “Company Performance PRSUs”). The Compensation Committee believes that the Adjusted EPS CAGR goal creates a focus on sustained growth, and that the use of consolidated revenue CAGR emphasizes our focus on diversification of revenue streams, particularly with the Company’s entry into the LTL market in 2021.

The performance targets for the other one-half of the PRSUs relate to the ranking of the Company’s total revenue CAGR and the Company’s return on net tangible assets compared to a relative peer group of public truckload carriers selected by the Compensation Committee (the “Relative Performance PRSUs”). The peer group for the Relative Performance PRSUs consists of the following public truckload carriers (collectively, the “Performance Peer Group”):

Covenant Logistics Group, Inc.	Heartland Express, Inc.
Marten Transport, Ltd.	Schneider National, Inc.
USA Truck Inc.	U.S. Xpress Enterprises, Inc.
Werner Enterprises, Inc.

The Compensation Committee believes the Relative Performance PRSUs reinforce the Company’s objective of out-performing its peers. With input from Pearl Meyer, the PRSU performance targets were reviewed and approved by the Compensation Committee. The PRSU performance targets do not reflect any opinion or projection of management concerning Adjusted EPS CAGR or revenue expectations for the performance period.

2021 PRSU PAYOUT AND PERFORMANCE RANGE
The payout range and related performance goals for the Company Performance PRSUs are summarized below:

	Consolidated Revenue Growth (excluding Truckload and LTL Fuel Surcharge) CAGR
		<0.0%	>0.0%-2.0%	>2.0%-4.0%	>4.0%-6.0%	>6.0%-8.0%	>8.0%
	<-1.5%	0%	0%	0%	0%	0%	0%
	>-1.5% - 0.0%	0%	20%	40%	60%	80%	100%
	>0.0% - 1.5%	0%	40%	60%	80%	100%	120%
Adjusted EPS CAGR	>1.5% - 3.0%	0%	60%	80%	100%	120%	140%
	>3.0% - 4.5%	0%	80%	100%	120%	140%	160%
	>4.5%-6.0%	0%	100%	120%	140%	160%	180%
	>6.0%	0%	120%	140%	160%	180%	200%

The payout range and related performance goals for the Relative Performance PRSUs are summarized below.

		CAGR Total Revenue Growth (%)
Return on Net Tangible Assets	Rank	8	7	6	5	4	3	2	1
	8	0%	0%	0%	0%	10%	20%	35%	50%
	7	0%	0%	0%	10%	20%	30%	45%	60%
	6	0%	0%	0%	25%	35%	50%	60%	75%
	5	0%	25%	35%	45%	55%	70%	85%	100%
	4	25%	40%	55%	70%	85%	100%	110%	125%
	3	40%	55%	70%	85%	100%	115%	130%	150%
	2	60%	70%	80%	100%	115%	130%	150%	175%
	1	75%	85%	95%	110%	125%	150%	175%	200%
The number of PRSUs earned will be increased or decreased based on our compound annual total stockholder return (“TSR”) relative to the Benchmarking Peer Group (as defined below) over the performance period, as set forth below:

	Relative TSR Percentile Rank
	<40th	40th to 45th	>45th to 50th	>50th to 60th	>60th to 65th	>65th to 75th	>75th
Award Leverage	-25%	-15%	-10%	0%	10%	15%	25%
The TSR for the Company and for any peer will be determined by the annual compound growth rate between the average stock price of each company in the Benchmarking Peer Group for the 60 trading days prior to the grant date, and the average stock price of each company in the Benchmarking Peer Group for the final 60 trading days of the performance period, with dividends reinvested at the closing stock price of the applicable stock on the date the dividend is declared. The Compensation Committee believes the TSR modifier provides direct focus on incremental value creation. An independent third party verifies the TSR at the end of the performance period.
The actual number of restricted shares earned pursuant to this grant of PRSUs will be determined following the conclusion of the performance period based upon actual performance relative to the performance targets, and any earned restricted shares will vest on January 31, 2025.
The time-based RSUs vest in three installments as follows: 33% on January 31, 2023, 33% on January 31, 2024, and 34% on January 31, 2025. In determining to grant time-based equity awards, the Compensation Committee considered, among other things, the important role of RSUs in encouraging long-term retention of an executive team that is managing the largest truckload carrier in North America and overseeing the expansion of our service offerings to include LTL and the buildout of our LTL network.

2018 PRSU VESTING
In November 2018, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson were granted 50,198, 27,381, 54,761, 14,603, and 6,389 PRSUs, respectively (the “2018 PRSUs”). The 2018 PRSUs were subject to vesting upon achievement of certain levels of Adjusted EPS CAGR and Adjusted Trucking Operating Ratio during a performance period starting on January 1, 2019 and ending on December 31, 2021, as follows:

% Grant Earned	Adjusted EPS CAGR	Adjusted Trucking Operating Ratio
20%	>(8.0)%	<95.0%
200%	>7.0%	<87.0%

The number of PRSUs earned would be increased by 25% if the Company’s compound annual TSR exceeded the 75th percentile of the peer group over the performance period. Conversely, the number of PRSUs earned would be decreased by 25% if the Company’s TSR is below the 40th percentile of the peer group for the performance period. Any shares earned would vest on January 31, 2022.
In February 2022, the Compensation Committee determined that for the performance period (i) the Adjusted EPS CAGR was 22.6%, (ii) the Adjusted Trucking Operating Ratio was 82.6%, and (iii) the Company’s TSR was 74.3%, positioning the Company above the 75th percentile of the peer group, as verified by an independent third party. Accordingly, on January 31, 2022, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson received 125,495, 68,453, 136,903, 36,508, and 15,973, shares with respect to the 2018 PRSUs, respectively.
COMPENSATION DECISIONS FOR 2022
In February 2022, the Compensation Committee approved our cash bonus plan for 2022 (the “2022 Cash Bonus Plan”) pursuant to our Omnibus Plan. Under the 2022 Cash Bonus Plan, certain of our employees, including our named executive officers, are eligible to earn incremental cash bonuses upon satisfaction of 2022 performance targets related to adjusted operating income growth and consolidated revenue growth. For the 2022 Cash Bonus Plan, the Compensation Committee determined that a focus on consolidated revenue growth rather than adjusted truckload operating ratio, would reward continued focus on our diversification efforts. In addition, the 2022 Cash Bonus Plan contains an ESG modifier, pursuant to which payout under the 2022 Cash Bonus Plan may be adjusted between -10% and +10% based on the Company’s scores provided by several ESG rating agencies, including but not limited to MSCI, Sustainalytics, CDP, EcoVadis, and S&P Global. In light of our commitment to our ESG initiatives, the Compensation Committee determined it was appropriate to include the ESG modifier as a compensation items. Each named executive officer’s target bonus potential remains the same.
BENCHMARKING COMPENSATION
The Compensation Committee uses a peer group of companies (the "Benchmarking Peer Group") to assess whether our compensation programs are competitive in structure and amount. Our executive compensation is not determined by any formula or ranking within the Benchmarking Peer Group. However, as previously noted, our total stockholder return compared to the total stockholder return of a separate but similar Performance Peer Group does affect the payout percentage and vesting under our PRSUs.
The Compensation Committee, with the advice of Pearl Meyer, considers several criteria to determine our Benchmarking Peer Group from time to time, such as whether companies (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider us a peer, (v) would be considered our peer by proxy advisory services, (vi) compete with us for talent, and (vii) are within a reasonable range in terms of percentile rank with the Company in key financial metrics, such as revenue, total assets, asset intensity, and market capitalization.
Our Benchmarking Peer Group for 2021 was as follows:

C.H. Robinson Worldwide, Inc.	Old Dominion Freight Line, Inc.
Forward Air Corporation	Ryder System, Inc.
Heartland Express, Inc.	Saia, Inc.
Hub Group, Inc.	Schneider National, Inc.
J.B. Hunt Transport Services, Inc.	Werner Enterprises, Inc.
Kansas City Southern[1]	XPO Logistics, Inc.
Landstar System, Inc.
1 Will be excluded from Benchmarking Peer Group going forward due to December 2021 merger with Canadian Pacific Railway.
Based on publicly available data for 2021, the Company is positioned relative to the Benchmarking Peer Group as follows: at approximately the 57th percentile in total revenue, the 92nd percentile in total assets, and the 75th percentile in market capitalization, and its total direct compensation for its executive officers as a group is at the competitive median. The Company’s larger size relative to the peer median results is due to the fact that finding companies of comparable size with a similar business is challenging given the Company’s position as one of the country’s largest and most diversified freight transportation companies. During 2022, the Compensation Committee, with the assistance of Pearl Meyer, will review the Benchmarking Peer Group again for continued relevancy.
RISK CONSIDERATIONS REGARDING COMPENSATION
We believe that the structure of our executive compensation program provides an appropriate mix of cash, equity, and other compensation, with our program sufficiently weighted toward incentive compensation to appropriately link pay with performance. Each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company:
•base salary is targeted at the competitive median and designed to ensure a reasonable base pay in the event incentive targets are not met to discourage excessive risk-taking;

•our incentive compensation is comprised of 60% performance-based long-term incentives to align the interests of our executive officers and stockholders by focusing on long-term, sustained value creation, with three-year vesting consistent with market practice and supporting a long-term orientation, as well as a new long-term incentive cycle commencing annually to avoid focusing on one particular time period; and
•our short-term incentive compensation program is designed with metrics that are aligned with our operating strategy, with payout capped to discourage behavior oriented toward short-term gain.
We believe that our executive compensation program aligns the interests of named executive officers with those of the Company’s stockholders. Moreover, we have determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.
STOCK OWNERSHIP AND RETENTION POLICY
Our Stock Ownership and Retention Policy requires our key officers, as designated under the policy, to meet certain minimum stock ownership requirements. Currently, our named executive officers have the following ownership requirements under the Stock Ownership and Retention Policy:

Name	Executive Retention Amount
David Jackson	5x Base Salary
Adam Miller	3x Base Salary
Kevin Knight	5x Base Salary
Gary Knight	3x Base Salary
Todd Carlson	2x Base Salary
Our Stock Ownership and Retention Policy also requires key officers, including our named executive officers, to retain at least 50% of certain shares for two years after the date they are earned, as more fully described under the heading “The Board of Directors and Corporate Governance – Stock Ownership and Retention Policy.” All of our named executive officers are currently in compliance with the Stock Ownership and Retention Policy.
ANTI-PLEDGING AND HEDGING POLICY
Our Anti-Pledging and Hedging Policy limits the pledging and hedging of the Company’s securities by executives and Board members, including our named executive officers. The Anti-Pledging and Hedging Policy permits Kevin Knight and Gary Knight to continue certain existing pledging and hedging transactions, with the number of shares subject to such transactions reduced by 50% in 2020, in accordance with the Anti-Pledging and Hedging Policy. The Anti-Pledging and Hedging Policy does not have a hardship exemption. The Anti-Pledging and Hedging Policy is more fully described under the heading “The Board of Directors and Corporate Governance – Anti-Pledging and Hedging Policy.”
CLAWBACK POLICY
In the event of a significant financial restatement (including an event specified in Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), or other applicable law, we may require, to the fullest extent permitted by applicable law, that an employee covered by the policy, including our named executive officers, forfeit or reimburse us for any incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee at any time during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Compensation Committee. The Clawback Policy has a three year look-back period.

Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers in the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)

David Jackson President and CEO	2021	883,665	—	3,532,322[3]	—	1,850,000	15,285	6,281,262
	2020	767,019	—	3,302,829	—	1,750,000	14,850	5,834,698
	2019	800,000	—	3,031,040	—	800,000	14,740	4,645,780
Adam Miller CFO and Treasurer, President of Swift	2021	758,654	—	2,523,070[3]	—	1,360,000	18,677	4,660,401
	2020	628,462	—	1,829,250	—	1,125,000	17,082	3,599,794
	2019	650,000	—	1,667,078	—	487,500	14,032	2,818,610
Kevin Knight Executive Chairman	2021	950,000	—	3,027,756[3]	—	1,900,000	276,192	6,153,948
	2020	898,846	—	3,048,792	—	1,900,000	275,710	6,123,348
	2019	950,000	—	3,031,040	—	950,000	275,560	5,206,600
Gary Knight Vice Chairman	2021	450,000	—	807,281[3]	—	675,000	20,484	1,952,765
	2020	425,769	—	812,971	—	675,000	20,334	1,934,074
	2019	450,000	—	808,257	—	337,500	20,184	1,615,941
Todd Carlson General Counsel and Secretary	2021	458,654	70,000[4]	756,909[3]	—	650,000	16,710	1,952,273
	2020	445,673	15,000	609,708	—	540,000	16,868	1,627,249
1The amounts represent the amount earned in such year under our short-term cash incentive plan, notwithstanding the year in which it was paid. See “Compensation Discussion and Analysis – Annual Cash Bonus” for further information.
2Refer to the All Other Compensation table for more detailed information about compensation reported in this column.
3These amounts represent the aggregate grant date fair value of time-vested RSUs and PRSUs granted on December 6, 2021. Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson received 23,478, 16,770, 20,124, 5,366, and 5,031 time-vested RSUs and 35,216, 25,154, 30,186, 8,048, and 7,546 PRSUs, respectively. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $59.63 per share, the closing price of our common stock on the grant date. The fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, which was $60.55 per share. The amounts for the PRSUs reflect our accounting expense to be recognized over the vesting period of the PRSUs awarded, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. The number of shares ultimately issued pursuant to the PRSUs granted in 2021 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $60.55 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. Assuming both the performance conditions and stockholder return conditions are achieved at the highest level, and using a per share grant date fair value equal to the closing price of our common stock on the grant date $59.63, the grant date fair value of the PRSUs would be $5,249,825, $3,749,833, $4,499,978, $1,199,756, and $1,124,920 for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson, respectively. It would not be appropriate to use the $60.55 per share grant date fair value for purposes of this assumed maximum achievement of the PRSUs granted in 2021 because the $60.55 per share grant date fair value already accounts for the probable outcome of the stockholder return conditions under the Monte Carlo Simulation Valuation model. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2021, as filed with the SEC.

4Represents cash bonuses totaling $70,000 in recognition of his work on closing our four acquisitions during 2021.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) [1]	Contributions to 401(k) Plan ($) [2]	Total ($)
David Jackson	2021	12,385[3]	2,900	15,285
Adam Miller	2021	9,977[3]	8,700	18,677
Kevin Knight	2021	267,4923 4	8,700	276,192
Gary Knight	2021	11,784[3]	8,700	20,484
Todd Carlson	2021	8,010[3]	8,700	16,710
1This column represents the total amount of perquisites and other personal benefits provided to the named executive officer. Each perquisite and personal benefit is valued on the basis of the aggregate incremental cost to the Company.
2Represents matching 401(k) plan contributions.
3For each of these named executive officers, the amount represents compensation for vehicle and travel allowance and incidental personal use of the Company aircraft by the named executed officer and his family.
4Of the total disclosed amount for Kevin Knight, $17,160 is attributable to his vehicle allowance and $250,000 is attributable to his air travel allowance. The air travel allowance was computed based on the amount paid by the Company to Kevin Knight for such perquisite.

Grants of Plan-Based Awards
The following table provides estimated information about non-equity and equity plan-based awards that were granted to the named executive officers in 2021.

Name	Grant Date	Award Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Jackson	—	—	185,000	925,000	1,850,000	—	—	—	—	—
	12/6/2021	11/02/2021	—	—	—	1,321	35,216	88,040	—	2,132,329[4]
	12/6/2021	11/02/2021	—	—	—	—	—	—	23,478	1,399,993[5]
Adam Miller	—	—	136,000	680,000	1,360,000	—	—	—	—	—
	12/6/2021	11/02/2021	—	—	—	943	25,154	62,885	—	1,523,075[4]
	12/6/2021	11/02/2021	—	—	—	—	—	—	16,770	999,995[5]
Kevin Knight	—	—	190,000	950,000	1,900,000	—	—	—	—	—
	12/6/2021	11/02/2021	—	—	—	1,132	30,186	75,465	—	1,827,762[4]
	12/6/2021	11/02/2021	—	—	—	—	—	—	20,124	1,199,994[5]
Gary Knight	—	—	67,500	337,500	675,000	—	—	—	—	—
	12/6/2021	11/02/2021	—	—	—	302	8,048	20,120	—	487,306[4]
	12/6/2021	11/02/2021	—	—	—	—	—	—	5,366	319,975[5]
Todd Carlson	—	—	65,000	325,000	650,000	—	—	—	—	—
	12/6/2021	11/02/2021	—	—	—	283	7,546	18,865	—	456,910[4]
	12/6/2021	11/02/2021	—	—	—	—	—	—	5,031	299,999[5]
1Represents the range of potential cash payments under the annual performance bonuses that Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson could have earned under the 2021 Cash Bonus Plan, as described under the heading “Compensation Discussion and Analysis – Annual Cash Bonus.” For awards under the 2021 Cash Bonus Plan, (i) Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson had bonus potentials of 100%, 85%, 100%, 75%, and 65% of year-end annualized base salary, respectively, (ii) threshold was set at 20% of the bonus potential, (iii) target was set at 100% of the bonus potential, and (iv) maximum was set at 200% of the bonus potential. Based on 2021 performance, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson earned a cash bonus of 200% of their respective cash bonus potential.
2These columns represent the potential shares issuable in connection with 2021 PRSUs for each of Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson under the Omnibus Plan, for which target awards were approved by the Compensation Committee on November 2, 2021, as described under the heading “Compensation Discussion and Analysis – Long-Term Incentives.” The threshold was set at 3.75% of target and maximum was set at 250% of target. The PRSUs were granted at target and will not be earned, and the actual number of PRSUs finally earned will not be finally determined, until the expiration of the three-year performance period on December 31, 2024. The number of shares ultimately earned will vest on January 31, 2025, subject to certain conditions set forth in the grant agreement.
3Represents an award of RSUs under the Amended Omnibus Plan. The RSUs vest in three installments as follows: 33% on January 31, 2023; 33% on January 31, 2024; and 34% on January 31, 2025.
4The amount disclosed represents the aggregate grant date fair value of the PRSUs granted in 2021 computed in accordance with FASB ASC Topic 718, which was $60.55 per share. These amounts reflect our accounting expense to be recognized over the vesting period of the PRSUs granted in 2021, and do not necessarily correspond to the actual value that will be recognized by the named executive officer. The number of shares ultimately issued pursuant to the PRSUs varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $60.55 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2021, as filed with the SEC.
5The grant date fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $59.63 per share, the closing price of our common stock on the grant date. Dividends accrue on the unvested RSUs and are paid in cash when and if the underlying award vests.

Outstanding Equity Awards at Fiscal Year-end
The following table provides information on the current equity holdings for each of the named executive officers. This table includes unvested RSUs and PRSUs as of December 31, 2021. Each equity grant is shown separately for each named executive officer.

	Stock Awards
Name	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
David Jackson	10/30/2009	7,200[2]	438,768	—	—
	05/31/2017	3,599[3]	219,323	—	—
	11/12/2018	11,044[4]	673,021	—	—
	11/12/2018	125,495[5]	7,647,665	—	—
	11/18/2019	21,364[6]	1,301,922	—	—
	11/18/2019	—	—	121,390[7]	7,397,507
	11/30/2020	31,484[8]	1,918,635	—	—
	11/30/2020	—	—	118,065[9]	7,194,881
	12/06/2021	23,478[10]	1,430,749	—	—
	12/06/2021	—	—	1,321[11]	80,502
Adam Miller	10/30/2009	3,200[2]	195,008	—	—
	05/31/2017	1,800[3]	109,692	—	—
	11/12/2018	6,024[4]	367,103	—	—
	11/12/2018	68,453[5]	4,171,526	—	—
	11/18/2019	11,750[6]	716,045	—	—
	11/18/2019	—	—	66,765[7]	4,068,659
	11/30/2020	17,437[8]	1,062,611	—	—
	11/30/2020	—	—	65,390[9]	3,984,867
	12/06/2021	16,770[10]	1,021,964	—	—
	12/06/2021	—	—	943[11]	57,466
Kevin Knight	10/30/2009	8,000[2]	487,520	—	—
	05/31/2017	2,249[3]	137,054	—	—
	11/12/2018	12,048[4]	734,205	—	—
	11/12/2018	136,903[5]	8,342,869	—	—
	11/18/2019	21,364[6]	1,301,922	—	—
	11/18/2019	—	—	121,390[7]	7,397,507
	11/30/2020	29,062[8]	1,771,038	—	—
	11/30/2020	—	—	108,985[9]	6,641,546
	12/06/2021	20,124[10]	1,226,357	—	—
	12/06/2021	—	—	1,132[11]	68,984
Gary Knight	10/30/2009	4,800[2]	292,512	—	—
	05/31/2017	600[3]	36,564	—	—
	11/12/2018	3,212[4]	195,739	—	—
	11/12/2018	36,508[5]	2,224,798	—	—
	11/18/2019	5,696[6]	347,114	—	—
	11/18/2019	—	—	32,370[7]	1,972,628
	11/30/2020	7,750[8]	472,285	—	—
	11/30/2020	—	—	29,060[9]	1,770,916
	12/06/2021	5,366[10]	327,094	—	—
	12/06/2021	—	—	302[11]	18,404

	Stock Awards
Name	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
Todd Carlson	10/30/2009	2,400[2]	146,256	—	—
	05/31/2017	750[3]	45,705	—	—
	11/12/2018	1,406[4]	85,682	—	—
	11/12/2018	15,973[5]	973,395	—	—
	11/18/2019	2,848[6]	173,557	—	—
	11/18/2019	—	—	16,185[7]	986,314
	11/30/2020	5,812[8]	354,183	—	—
	11/30/2020	—	—	21,795[9]	1,328,187
	12/06/2021	5,031[10]	306,589	—	—
	12/06/2021	—	—	283[11]	17,246
1Market value of RSUs and PRSUs is calculated by multiplying the number of restricted shares that have not vested by the closing market price of our common stock on December 31, 2021, which was $60.94 per share.
2Of the unvested RSUs, 50.0% vested on January 31, 2022, and 50.0% will vest on January 31, 2023.
3100% of the unvested RSUs will vest on May 31, 2022.
4100% of the RSUs vested on January 31, 2022.
5Represents shares earned with respect to the 2018 PRSUs. The shares vested on January 31, 2022. See “Compensation Discussion and Analysis – 2018 PRSU Vesting” for further information.
6Of the unvested RSUs, 50% vested on January 31, 2022, and 50% will vest on January 31, 2023.
7Represents PRSUs granted in 2019 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2020 and ending December 31, 2022. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2023, subject to certain conditions set forth in the grant agreement. The table reflects the maximum shares payable with respect to the awards, as performance during 2021 exceeded the target. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
8Of the unvested RSUs, 33% vested on January 31, 2022; 33% will vest on January 31, 2023; and 34% will vest on January 31, 2024.
9Represents PRSUs granted in 2020 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2021 and ending December 31, 2023. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2024, subject to certain conditions set forth in the grant agreement. The table reflects the maximum shares payable with respect to the awards, as performance during 2021 exceeded the target. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
10The RSUs vest in three installments as follows: 33% on January 31, 2023, 33% on January 31, 2024, and 34% on January 31, 2025.
11Represents PRSUs granted in 2021 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2022 and ending December 31, 2024. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2025, subject to certain conditions set forth in the grant agreement. The table reflects the threshold shares payable with respect to the awards, as the performance period did not begin until January 1, 2022. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
Stock Vested in 2021
The following table sets forth information regarding the values realized by our named executive officers upon the vesting of RSUs and PRSUs during 2021, and such values reflect the total pre-tax value realized by each named executive officer.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Acquired on Vesting ($) [1]
David Jackson	69,300	2,799,813
Adam Miller	30,163	1,220,426
Kevin Knight	109,407	4,393,665
Gary Knight	21,165	851,238
Todd Carlson	8,830	358,998
1Calculated by multiplying the aggregate number of shares vested by the closing market price of our common stock on the dates the shares vested.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [1]	Aggregate Withdrawals/ Distributions in Last FY ($)[2]	Aggregate Balance at Last FYE ($)[3]
David Jackson	—	—	(4,528)	101,660	—
Adam Miller	—	—	—	—	—
Kevin Knight	—	—	1,455,383	—	4,640,804
Gary Knight	—	—	—	—	—
Todd Carlson	—	—	—	—	—
1These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table. Mr. Jackson deferred the receipt of 7,464 PRSUs in our 2017 fiscal year, of which 2,488 PRSUs were delivered on each of January 31, 2019, 2020, and 2021. For Mr. Jackson, the loss includes the change in the closing price per share of our common stock from December 31, 2020 ($41.82) and January 31, 2021 ($40.00), with respect to 2,488 PRSUs that were delivered on January 31, 2021. For Mr. Kevin Knight, who deferred the receipt of 74,635 PRSUs in our 2017 fiscal year, the gains include the change in the closing price per share of our common stock from December 31, 2020 ($41.82) and December 31, 2021 ($60.94), plus $0.08 of cash dividends per share declared for the first quarter of 2021, and $0.10 cash dividend per share for the second, third, and fourth quarter of 2021.
2Represents the delivery of 2,488 PRSUs on January 31, 2021, including the payment of accrued dividends with respect to such PRSUs.
3For Mr. Kevin Knight, the amount deferred represents deferral of 74,635 PRSUs during our 2017 fiscal year that vested on the date of the 2017 merger of Knight and Swift, to be delivered within six months of the date his employment terminates. The Company accrues for cash dividends on the deferred PRSUs in an amount equal to the amount of cash dividend each of Messrs. Jackson and Knight would have received had the deferred PRSUs been actual shares of our common stock on the date of the cash dividend payment to stockholders. The accrued cash dividends will be paid to Mr. Knight when the underlying shares of our common stock are distributed to Mr. Knight.
Potential Payments Upon Termination or Change of Control
Outstanding RSUs and PRSUs held by our named executive officers will vest upon their death or disability (in the case of PRSUs, at the level of performance through the end of the calendar year in which the death or disability occurred). Outstanding RSUs and PRSUs granted prior to November 2019 will vest upon an eligible retirement as defined in the award agreements (in the case of PRSUs, at the level of performance through the end of the calendar year in which the retirement occurred). Outstanding PRSUs will vest in the event of a “Change of Control” together with termination for convenience (as defined in the award agreement) or a termination for Good Reason (as defined in the award agreement), at the level of performance through the end of the calendar year in which the termination occurred. Notwithstanding the foregoing, no PRSUs will vest in the event the performance period for the applicable grant had not started prior to the triggering event.

The estimated value of RSUs and PRSUs that would have vested for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson as of December 31, 2021, under the acceleration scenarios described above is set forth in the table below. The value was calculated by multiplying the closing market price of our common stock on December 31, 2021 ($60.94 per share), by the number of shares underlying accelerated awards. For additional information on the number of currently unvested RSUs and PRSUs, please refer to “Outstanding Equity Awards at Year-End.”

Name/Event	Value of Accelerated RSUs ($)	Value of Accelerated PRSUs ($)	Total ($)
David Jackson
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	17,512,724	17,512,724
Death/Disability	5,982,418	17,512,724	23,495,142
Eligible Retirement	1,331,112	7,647,665	8,978,777
Adam Miller
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	9,613,940	9,613,940
Death/Disability	3,472,423	9,613,940	13,086,363
Eligible Retirement	671,803	4,171,526	4,843,329
Kevin Knight
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	17,875,927	17,875,927
Death/Disability	5,658,096	17,875,927	23,534,023
Eligible Retirement	1,358,779	8,342,869	9,701,648
Gary Knight
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	4,766,819	4,766,819
Death/Disability	1,671,218	4,766,819	6,438,037
Eligible Retirement	524,815	2,224,798	2,749,613
Todd Carlson
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	2,510,042	2,510,042
Death/Disability	1,111,972	2,510,042	3,622,014
Eligible Retirement	277,643	973,395	1,251,038
Additionally, the award agreements include six month non-compete and non-solicitation provisions in the event of a named executive officer’s Separation from Service (as defined the award agreement). The Company may extend the non-compete period for up to an additional 12 months beyond the completion of the initial six months. If the Company elects to extend the non-compete period, the Company will pay the named executive officer his monthly base salary in effect at the time of the separation for the duration of the additional non-compete period, provided that the payments will be reduced for any other monies earned by the named executive officer from any other work during the period. If each named executive officer separated from service on December 31, 2021, the Company elected to extend the non-compete period for each named executive officer by 12 months, and there were no offsetting monies earned by the named executive officers during the extension period, the named executive officers would receive aggregate base salary payments as follows: $925,000 for Mr. Jackson, $800,000 for Mr. Miller, $950,000 for Mr. Kevin Knight, $450,000 for Mr. Gary Knight, and $500,000 for Mr. Carlson.

Pay Ratio Disclosure
We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our median employee and the annual total compensation of Mr. Jackson, our CEO, as required by Section 953(b) of the Dodd-Frank Act.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
As permitted under SEC rules, the median employee was originally determined as of December 31, 2020, and excludes the approximately 5,800 persons who became our employees as a result of our acquisitions of AAA Cooper Transportation and MME on July 5, 2021 and December 6, 2021, respectively. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. However, the median employee identified at December 31, 2020 is no longer employed with us. For 2021, we identified another median employee whose compensation and duties are substantially similar to the prior year median employee. We calculated our median employee’s annual total compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $38,549. The median employee’s annual total compensation includes salary, as well as company matching contributions to our 401(k) plan and incentive payments. The median employee did not receive equity awards or health or other fringe benefits. Median employee compensation reflects that, as of December 31, 2021, approximately 3.6% of our employees were student drivers, which had the effect of lowering our median employee compensation.

For 2021, our last completed fiscal year:

•The annual total compensation of our median employee was $38,549; and

•The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $6,281,262.

Based on this information, the ratio of the annualized annual total compensation of our CEO to the annual total compensation of our median employee was 163 to 1.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by our named executive officers and our directors, and by all of our directors and executive officers as a group. Share information for BlackRock, Inc., The Vanguard Group, FMR LLC, and AllianceBernstein L.P. (and related persons) is based on Schedules 13G and 13G/A filed by these entities, as further described in the applicable footnotes. We had outstanding 163,907,211 shares of common stock as of the Record Date.

Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership [2]	Percent of Class [2]
Named executive officers and directors:
Todd Carlson [3]	50,823	*
Reid Dove [4]	219,154	*
Michael Garnreiter [5]	12,005	*
Louis Hobson	—	*
David Jackson [6]	157,205	*
Gary Knight [7]	2,681,858	1.6%
Kevin Knight [8]	1,653,860	1.0%
Adam Miller [9]	96,390	*
Kathryn Munro [10]	22,703	*
Roberta Roberts Shank [11]	19,229	*
Robert Synowicki, Jr. [12]	16,906	*
David Vander Ploeg [13]	28,621	*
All current directors and executive officers as a group (21 persons)	5,098,115	3.1%
Other unaffiliated third-party holdings:
AllianceBernstein L.P. [14]	8,388,948	5.1%
BlackRock, Inc. [15]	16,272,082	9.9%
FMR LLC [16] Abigail P. Johnson [16]	9,587,711	5.8%
The Vanguard Group [17]	13,809,549	8.4%
*    Represents less than 1.0% of the outstanding common stock.
1The address of each named executive officer, executive officer, and director, is 2002 West Wahalla Lane, Phoenix, Arizona 85027. The address for BlackRock is 55 East 52nd Street, New York, New York 10055. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.
2In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of common stock and (a) underlying options that are currently exercisable or will be exercisable within 60 days from the Record Date, and (b) unvested RSUs that are scheduled to vest within 60 days from the Record Date. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within 60 days from the Record Date and unvested RSUs that are scheduled to vest within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and/or unvested RSUs, and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
3Includes (a) 43,566 shares held directly by Todd Carlson; and (b) 7,257 shares beneficially by Todd Carlson over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
4Includes 219,154 shares deemed to be beneficially owned by Reid Dove over which he exercises sole voting and investment power as Vice President for the Dove Family Foundation.
5Includes 12,005 shares held directly by Michael Garnreiter.
6Includes 157,205 shares held directly by David Jackson.
7Includes (a) 2,681,858 shares beneficially owned by Gary Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 0 shares held directly by Gary Knight. Gary Knight has pledged as security 1,100,000 of the shares that he beneficially owns.
8Includes (a) 1,547,867 shares beneficially owned by Kevin Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; and (b) 105,993 shares held directly by Kevin Knight. Kevin Knight has pledged as security 1,250,000 of the shares that he beneficially owns.
9Includes 96,390 shares held directly by Adam Miller.
10Includes (a) 17,209 shares beneficially owned by Kathryn Munro over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement; and (b) 5,494 shares held directly by Kathryn Munro.

11Includes (a) 3,661 shares beneficially owned by Roberta Roberts Shank over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement; and (b) 15,568 shares held directly by Roberta Roberts Shank.
12Includes 16,906 shares held directly by Robert Synowicki, Jr.
13Includes (a) 24,047 shares owned by David Vander Ploeg over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement; and (b) 4,574 shares held directly by David Vander Ploeg.
14As reported on Schedule 13G filed with the SEC on February 14, 2022, which indicates that AllianceBernstein L.P. has sole voting power over 7,697,166 shares, shared voting power over 0 shares, sole dispositive power over 8,210,572 shares, and shared dispositive power over 178,376 shares.
15As reported on Schedule 13G/A filed with the SEC on February 3, 2022, which indicates that BlackRock, Inc. has sole voting power over 15,092,836 shares and sole dispositive power over 16,272,082 shares. It has shared voting power and shared dispositive power over no shares.
16As reported on Schedule 13G/A filed with the SEC on February 8, 2022, which indicates that (a) FMR LLC has sole voting power over 1,271,255 shares, sole dispositive power over 9,587,711 shares, and shared voting and shared dispositive power over no shares; and (b) Abigail P. Johnson has sole dispositive power over 9,587,711 shares, and sole voting power, shared voting power, and shared dispositive power over no shares.
17As reported on Schedule 13G/A filed with the SEC on February 9, 2022, which indicates that The Vanguard Group has sole voting power over 0 shares, shared voting power over 118,909 shares, sole dispositive power over 13,581,758 shares, and shared dispositive power over 227,791 shares.

Proposal Two
Advisory, Non-Binding Vote to Approve Executive Compensation
The Dodd-Frank Act enables our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act.
As discussed in our Compensation Discussion and Analysis, the principal objectives of our executive compensation program are to attract, retain, and motivate talented executives by rewarding strong business results and performance. This is done through the alignment of the executives' interests with stockholder interests. The objectives are based on the certain core principles that we explain in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our 2021 executive compensation policies and practices for named executive officers. At the upcoming 2023 annual meeting of stockholders, we will again hold an advisory, non-binding vote to approve the compensation of our named executive officers. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Knight-Swift Transportation Holdings Inc. approve, on an advisory and non-binding basis, the compensation paid to the named executive officers as disclosed pursuant to Item 402 of SEC Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee, or the Board, the Compensation Committee will carefully review the results of the vote.
The Board of Directors unanimously recommends a vote FOR Proposal Two.

Proposal Three
Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2022
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton audited the Company’s annual financial statements for the fiscal year ended December 31, 2021. The Audit Committee has appointed Grant Thornton to be our independent registered public accounting firm for the fiscal year ending December 31, 2022. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of Grant Thornton will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.
POLICIES REGARDING INDEPENDENT AUDITOR
The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services. The Audit Committee must be informed about each such service that is actually provided, with reasonable detail, so that it may approve any expenses. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.
Each audit or non-audit service that is approved by the Audit Committee will be reflected in a written engagement letter specifying the services to be performed and the cost of such services. This approval will be signed by either a member of the Audit Committee or by an officer of the Company authorized by the Audit Committee to sign on behalf of the Company.
The Audit Committee will not approve any prohibited non-audit service or any non-audit service that, individually or in the aggregate, may impair the independence of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
VOTE REQUIRED FOR RATIFICATION
The Audit Committee is responsible for selecting our independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Grant Thornton as our independent registered public accounting firm for fiscal year 2022. However, the Board believes that submitting the appointment of Grant Thornton to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR Proposal Three.

Audit Committee Report
The Audit Committee assists the Board in its oversight of our financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter available at www.knight-swift.com.
Management has the primary responsibility for preparing the financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of, and expressing an opinion on, the effectiveness of our internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2021, including a discussion of, among other things:
•the acceptability and quality of the accounting principles;
•the reasonableness of significant accounting judgments and critical accounting policies and estimates;
•the clarity of disclosures in the financial statements; and
•the adequacy and effectiveness of our financial reporting procedures, disclosure controls and procedures, and internal controls over financial reporting.
The Audit Committee discussed with the independent registered public accounting firm: (i) the audited consolidated financial statements for the fiscal year ended December 31, 2021 and our internal controls over financial reporting as of December 31, 2021; (ii) the firm’s judgments as to the acceptability and quality of our accounting principles; and (iii) other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters required to be discussed by Accounting Standards No. 1301.
In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.
The Audit Committee discussed with our internal audit department and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Grant Thornton dated February 24, 2022, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The Audit Committee regularly reviews with the General Counsel and internal audit any complaints received pursuant to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) and the Audit Committee Complaint Review Policy and Procedure (the “Complaint Review Policy”) and is responsible for: (i) overseeing compliance with the Code of Conduct and Complaint Review Policy; and (ii) reviewing any investigations that were conducted with respect to the Code of Conduct and the Complaint Review Policy.
This report is submitted by the Audit Committee.
Michael Garnreiter - Chairperson
Louis Hobson
Roberta Roberts Shank
David Vander Ploeg

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Audit and Non-Audit Fees
The following table sets forth, for fiscal years 2021 and 2020, the fees billed by the Company’s independent registered public accounting firm.

	Grant Thornton
	2021	2020
Audit Fees [1]	$2,220,000	$1,995,500
Audit-Related Fees [2]	92,800	—
Tax Fees [3]	155,000	5,000
All Other Fees	—	—
Total	$2,467,800	$2,000,500

1The aggregate fees billed for professional services rendered to the Company during 2021 and 2020 for the audit of annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
2The aggregate fees billed for audit-related services rendered for due diligence services in connection with the AAA Cooper Transportation acquisition.
3The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policy for Audit and Non-Audit Fees
All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2021.

Proposal No. 4:
Stockholder Proposal to Reduce the Ownership Threshold for Calling Special Meetings of Stockholders
Proposal 4 below has been submitted for inclusion in our proxy statement by a stockholder of the Company. The Company will provide to any stockholder of the Company, promptly upon receiving an oral or written request from the stockholder, the name and address, as well as the number of the Company's voting securities held by, the stockholder proponent of Proposal 4. The proponent has informed us that he or his representatives will appear at the Annual Meeting to present his proposal. The proposal and supporting statement below (collectively, the “Stockholder Proposal”) are presented in this proxy statement as received from the proponent in accordance with the rules of the SEC. We and our Board disclaim any responsibility for the accuracy or content of the Stockholder Proposal. Any references in the Stockholder Proposal statement to “we,” “our,” or similar words are references to the proponent of the Stockholder Proposal and not to the Company, our other stockholders, or our Board.

We have also included a statement of our Board in response to the Stockholder Proposal. Our Board has determined to oppose the Stockholder Proposal. The text of the Stockholder Proposal is as follows:

“Proposal 4-Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

Currently it takes a theoretical 20% of all shares outstanding to call for a special shareholder meeting. This theoretical 20% of all shares outstanding translates into 24% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have the time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting.

Thus a theoretical 20% of all shares outstanding to call for a special shareholder meeting can in practice be a 24% stock ownership threshold to call for a special shareholder meeting.

Knight-Swift shareholders have no right to act by written consent. Conagra shareholders gave 85%-support to a 2021 shareholder proposal for a shareholder right to act by written consent.

Many companies provide for both a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent.

Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.

Shareholders also need a more reasonable stock ownership to call a special shareholder meeting to make up for the use of online shareholder meetings that give management more control. The vast majority of 2021 online shareholder meetings dictated that no shareholders could speak.

This is a best practice governance proposal in the same spirit as the 2021 shareholder proposal for simple majority vote thresholds to reform our undemocratic 67% shareholder voting thresholds that won our 85% support.
Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4”

THE BOARD OF DIRECTORS’ STATEMENT IN RESPONSE TO THE STOCKHOLDER PROPOSAL

Our Board has considered the Stockholder Proposal and has concluded that its adoption is unnecessary and not in the best interests of our stockholders. The Board unanimously recommends a vote AGAINST the foregoing proposal for the reasons discussed below.

Our stockholders already have a meaningful right to call a special meeting. The Board recognizes the importance of stockholders having a meaningful ability to call special meetings in appropriate circumstances. Our Fourth Amended and

Restated Certificate of Incorporation permits 20% of all shares outstanding to call special meetings for any purpose. We believe this strikes a fair balance between providing stockholders with the year-round ability to call a special meeting while protecting stockholders against a small minority who may use a special meeting to advance special interests to the detriment of the vast majority of stockholders. Given our stockholder demographics, reducing the ownership threshold to 10% would enable a small minority of stockholders to trigger the expense and distraction of a special meeting to pursue narrow short-term interests that are not widely viewed among our stockholder base as demanding immediate attention or that are not aligned with our or our stockholders’ long-term interests. The Board believes that the 20% threshold, given the concentrated ownership of our common stock, would permit a small but reasonable number of stockholders to come together to satisfy the ownership requirement. Failure to receive 20% support to convene a special meeting is a powerful indicator that the issue brought forth is unduly narrow or not regarded as a critical matter by our stockholders more broadly. Further, while the Stockholder Proposal asserts that a lower threshold is needed to counteract the use of virtual meetings, we have not held our stockholder meetings virtually, and we encourage stockholder attendance and participation at our in-person meetings. Our by-laws also contain a provision allowing for stockholders to act by written consent.

Special meetings require substantial Company resources. Convening a special stockholder meeting requires commitment of considerable Company time, effort, and resources. The Company must pay to prepare, print, and distribute to stockholders the legal disclosure documents related to the meeting, solicit proxies, and tabulate votes. The Board and management also must divert time otherwise dedicated to operating the business to preparing for and conducting the special meeting. Given our focus on efficiency and our industry-leading profitability, we view this unnecessary time and expense as contradictory to our business philosophy. Reducing the threshold needed to call a special meeting from 20% to 10% of shares outstanding could cause the Company to dedicate a substantial amount of time and resources to a special meeting even if up to 90% of stockholders are not in favor of calling the special meeting. By their nature, special meetings are extraordinary and should occur rarely and only when there are urgent and crucial strategic matters or acute fiduciary concerns to address prior to the Company’s next Annual Meeting. If such circumstances were to occur, the Company’s current 20% ownership threshold affords stockholders a realistic ability to call a special meeting. Lowering the threshold to 10% would enable a small minority of stockholders to call needless or duplicative meetings for less significant matters, which would be costly and disruptive to the Company, or could allow a few stockholders to call special meetings solely to seek concessions from the Company that serve only their interests in exchange for avoiding the expense and disruption of a special meeting. Further, the power to call a special meeting has historically been a tool for hostile acquirors who may be seeking to take over the Company for inadequate consideration, and who could use a special meeting to increase their negotiating leverage or to avoid negotiating in good faith with the Board.

We are dedicated to stockholder engagement and strong corporate governance practices. Our corporate governance framework provides clear avenues for stockholders to bring matters to the attention of management or the Board at any time. In particular, our stockholders have the right to elect all directors annually, starting with our 2023 Annual Meeting, submit proposals and director nominees for inclusion in our proxy statement for consideration at an Annual Meeting (subject to SEC rules and regulations and our governing documents), and vote annually on the advisory "say-on-pay” vote on executive compensation. Stockholders also have the ability to communicate directly with the Board or any of its directors (including the lead independent director) or committees, propose director nominees to the Nominating and Corporate Governance Committee, and submit other proposals, including nominations of director candidates, directly at an Annual Meeting (subject to SEC rules and regulations and our governing documents). The Board maintains a director communication policy that allows our stockholders to communicate directly with us on important matters outside of the annual meeting cycle. Our directors communicate regularly with stockholders regarding areas of interest or concern. Our current special meeting right amplifies these and other corporate governance best practices we have in place that protect stockholder rights, as detailed below:

●	Annual of election of all directors commencing at the 2023 Annual Meeting
●
Robust lead independent director position with participation in setting agendas for Board meetings, coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, providing information to the Board, coordinating activities of the independent directors, and authority to lead executive sessions of independent directors and act as liaison for stockholders between independent directors and the Chairperson

●	Regular executive sessions of independent directors with lead independent director authority to call meetings of the independent directors
●	Independent Audit, Compensation, Nominating and Corporate Governance, and Finance Committees
●	All members of the Audit Committee qualify as audit committee financial experts
●	Majority voting standard and resignation policy for directors in uncontested elections
●	Proxy access
●	No supermajority voting requirements in our governing documents
●	Annual risk oversight by full Board and Committees
●	Robust director and key officer stock ownership guidelines, along with a key officer stock retention policy
●	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by certain individuals with no hardship exemption
●	Clawback policy
●	Overboarding policy
●	New director orientation program

●	Rigorous annual Board self-assessment
●	Annual CEO evaluation
●	Management and executive succession planning strategy
●	Director communication policy
●	Director tenure policy

Our 20% special meeting threshold is the same as, or more favorable than, that of many leading public companies. Of 316 S&P 500 companies surveyed by FactSet as of August 2021, our 20% ownership threshold is the same as, or more favorable to stockholders than, the special meeting rights of nearly 70% of those companies.

When viewed together with our strong corporate governance policies and practices and our communication policy, the Board believes that the current 20% special meeting threshold is appropriate and enhances stockholder rights while ensuring that significant support among stockholders is required to call a special meeting. Accordingly, the Board believes that the adoption of the stockholder proposal to lower the threshold to call a special meeting is unnecessary and, if implemented, would undermine the Company’s ability to use its resources economically and promote the long-term and best interests of all stockholders.

The discussion above is qualified in its entirety by reference to the actual provisions of the Stockholder Proposal, which is contained in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
AGAINST
PROPOSAL FOUR

Delinquent Section 16(a) Reports
Executive officers, directors, and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4, and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2021 and through the date of this filing all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, with the exception of one inadvertent late Form 3 for Wilburn “Charlie” Prickett III.

Questions and Answers About the Proxy Materials and the Annual Meeting
WHEN AND WHERE IS THE ANNUAL MEETING?

DATE Tuesday, May 17, 2022	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 21, 2022

WHAT MATTERS WILL BE VOTED UPON AT THE ANNUAL MEETING?
At the Annual Meeting, you will be asked to:
•Vote on a proposal to elect five Class II directors, each such director to serve until the 2023 Annual Meeting of Stockholders;

•Vote (on an advisory, non-binding basis) to approve executive compensation;

•Vote on a proposal to ratify the appointment of Grant Thornton as our independent, registered public accounting firm for fiscal year 2022;

•Vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders; and

•Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

WHAT CONSTITUTES A QUORUM?
The presence, either in person or by proxy, of the holders of shares of our common stock representing at least a majority of the voting power of our common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the meeting, the holders of a majority of voting power of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairperson of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken and no other notice will be given.

WHO IS ENTITLED TO VOTE?
Only stockholders of record of our common stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:
•directly by the stockholder of record; and
•beneficially through a broker, bank, or other nominee.
Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. As of the Record Date, there were 163,907,211 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "REGISTERED OWNER" AND A "BENEFICIAL OWNER"?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:
•Registered Owners - If your shares are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.
•Beneficial Owners - If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the stockholder of record) giving you the right to vote the shares.

WHAT IS A BROKER NON-VOTE?
Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not instructed the nominee on how to vote and (ii) nominee lacks discretionary voting power to vote on such issues.
Under the rules of the NYSE, as discussed below, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?
Under the rules of the NYSE, a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Other than the proposal to ratify the appointment of Grant Thornton, all of the proposals are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory, non-binding vote to approve executive compensation (Proposal 2), or the vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders (Proposal 4), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2022 (Proposal 3).

WHAT STOCKHOLDER APPROVAL IS NECESSARY FOR APPROVAL OF THE PROPOSALS?
Election of Directors (Proposal 1)
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Advisory, Non-Binding Vote to Approve Executive Compensation (Proposal 2)
Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm for Fiscal Year 2022 (Proposal 3)
The ratification of the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2022 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of our independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

Vote on a Stockholder Proposal to Reduce the Ownership Threshold for Calling Special Meetings of Stockholders (Proposal 4)
Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

MAY I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
If you are the registered owner of shares of our common stock on the Record Date, you have the right to vote your shares in person at the Annual Meeting.
If you are the beneficial owner of shares of our common stock on the Record Date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank, or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to us at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the internet and telephone voting systems are on the proxy card. The internet and telephone voting systems will be available until 11:59 p.m. Eastern Time on Monday, May 16, 2022 (the day before the Annual Meeting).
If you are the beneficial owner of shares held in street name, you should instruct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

HOW WILL MY PROXY BE VOTED?
Shares represented by a proper proxy (in paper form, by Internet, or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. David Jackson and Adam Miller are named as proxies on the proxy form and have been designated by the Board as proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a proper proxy on which no choice is specified will be voted:
✓ FOR the election of five Class II directors, each such director to serve until the 2023 Annual Meeting;

✓ FOR the resolution approving, on an advisory, non-binding basis, executive compensation;

✓ FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2022; and

✗ AGAINST the stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders.

As to any other business that properly comes before the Annual Meeting, shares represented by a proper proxy will be voted in accordance with the proxy holder's best judgment.

MAY I REVOKE MY PROXY AND CHANGE MY VOTE?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.
If you are the registered owner, you may revoke your proxy and change your vote by:
•submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);
•giving notice of your changed vote to us in writing mailed to the attention of Todd Carlson, Secretary, at our corporate office specified above;
•attending the Annual Meeting and giving oral notice of your intention to vote in person; or
•re-voting by telephone or internet.
You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

WILL MY VOTE BE KEPT CONFIDENTIAL?
Yes, your vote will be kept confidential and not disclosed to us unless:
•required by law;
•you expressly request disclosure on your proxy; or
•there is a proxy contest.

WHO WILL PAY THE COSTS OF SOLICITING PROXIES?
We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, e-mail, telephone, or by other electronic means and our directors, officers, and regular employees may solicit proxies personally or by mail, e-mail, telephone, or other electronic means for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. We have engaged Okapi Partners LLC to assist us in soliciting proxies. We anticipate paying a fee of $13,000 plus expenses for these services.

WHAT OTHER BUSINESS WILL BE PRESENTED AT THE ANNUAL MEETING?
As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, David Jackson and Adam Miller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We intend to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
You may receive more than one set of voting materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

WHO CAN HELP ANSWER MY QUESTION?
If you have questions concerning a proposal, or the Annual Meeting, are requesting copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call our Secretary at (602) 606-6684 or e-mail the Secretary at tcarlson@knighttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.knight-swift.com.

Other Matters
We are not aware of any other matters to be conducted at the meeting. The Company’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Additional Information
Upon request, the Company will provide by first class mail, to each stockholder of record on the Record Date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report for the fiscal year ended December 31, 2021, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Secretary, Knight-Swift Transportation Holdings Inc., 2002 West Wahalla Lane, Phoenix, Arizona 85027.

Stockholder Proposals
To be eligible for inclusion in our proxy materials relating to the 2023 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received in writing by us on or before December 8, 2022. However, if the date of the 2022 Annual Meeting of Stockholders is more than thirty days before or after May 17, 2023, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2023 Annual Meeting of Stockholders shall be a reasonable time before we begin to print or mail such proxy materials.

If, pursuant to our by-laws, any stockholder intends to present a proposal at the 2023 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 17, 2023, and no later than February 16, 2023. Any notice received prior to January 17, 2023, or after February 16, 2023 is untimely. However, if the date of the 2023 Annual Meeting of Stockholders is more than thirty days before or after May 17, 2023, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2023 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our proxy statement for our next annual meeting will have discretionary authority to vote on any such untimely stockholder proposal that is considered at the next annual meeting.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws and regulations and our by-laws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

Under the proxy access provisions of our by-laws, stockholder who meet the requirements set forth in our by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2023 Annual Meeting of Stockholders must be received by the Company no earlier than November 8, 2022, and no later than December 8, 2022, assuming the date of the 2023 Annual Meeting of Stockholders is not more than thirty days before or after May 17, 2023, and must meet all requirements set forth in our by-laws.

All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, to Knight Transportation, Inc.; c/o Todd Carlson, Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.

Non-GAAP Reconciliations and Definitions
FREE CASH FLOW

2021
(in thousands)
GAAP: Cash flows from operations	$1,190,153
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	252,080
Purchases of property and equipment	(534,096)
Non-GAAP: Free cash flow	$908,137

ADJUSTED OPERATING RATIO

2021
(in thousands)
GAAP: Total revenue	$5,998,019
Total operating expenses	(5,032,322)
Operating income	$965,697
Operating ratio	83.9%
Non-GAAP Presentation
Total revenue	$5,998,019
Truckload and LTL fuel surcharge	(466,129)
Revenue, excluding truckload and LTL fuel surcharge	5,531,890

Total operating expenses	5,032,322
Adjusted for:
Truckload and LTL fuel surcharge	(466,129)
Amortization of intangibles[1]	(55,299)
Impairments[2]	(299)
Legal accruals[3]	2,481
Transaction fees[4]	(4,445)
Adjusted Operating Expenses	4,508,631
Adjusted Operating Income	$1,023,259
Non-GAAP: Adjusted Operating Ratio	81.5%

1"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the AAA Cooper Transportation acquisition, and other acquisitions.
2"Impairments" reflects non-cash impairments related to investments in certain alternative fuel technology (within the non-reportable segments), certain revenue equipment held for sale (within the Trucking segments), certain tractors (within the Trucking segment), certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market, and trailer tracking equipment (within the Trucking segment).
3”Legal accruals” reflects the reversal of an accrued legal matter previously identified as probable in 2019 based on a recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred. Additional legal costs relate to certain class action lawsuits arising from employee and contract related matters.
4"Transaction fees" consisted of legal and professional fees in connection with our four acquisitions.

Forward-looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding (i) future actions and benefits relating to our executive compensation programs, (ii) future leadership and succession, (iii) ESG and sustainability initiatives and results, including, but not limited to, future equipment and technology and future emissions, (iv) future growth, acquisitions, and expansion of our LTL network, and (v) future safety, workforce development, and inclusivity and diversity initiatives and performance. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K, and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT.2002 WEST WAHALLA LANE PHOENIX, AZ 85027 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight-Swift Transportation Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Knight-Swift Transportation Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D77403-P66854 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR Proposals 1 through 3 and AGAINST Proposal 4. Proposal No. 1: Elect five Class II directors, each such director to serve until the 2023 Annual Meeting. NOMINEES: 01) Michael Garnreiter 02) David Vander Ploeg 03) Robert Synowicki, Jr. 04) Reid Dove 05) Louis Hobson For Against Abstain Proposal No. 2: Conduct an advisory, non-binding vote to approve executive compensation Proposal No. 3: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2022. Proposal No. 4: Vote on a stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders. Proposal No. 5: Transact any other business that may properly come before the meeting. Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date As a Knight-Swift Transportation Holdings Inc. stockholder, you can view the stockholder account on a secured Internet website. By accessing EQ Shareowner Online at www.shareowneronline.com, you can view the account profile, stock detail, and historical stock price information. You can also change your address. In addition, you can use this site to consent to future access to Knight-Swift's annual reports and proxy materials electronically via the Internet. Knight-Swift also provides access to stockholder information, including its annual report and proxy statement, through its website at www.knight-swift.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.Detach here from proxy card D77404—P66854

Knight-Swift Transportation Holdings Inc. 2002 West Wahalla Lane Phoenix, Arizona 85027 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD Tuesday, May 17, 2022, 8:30 A.M., Local Time By executing this Proxy, the stockholder constitutes and appoints the President and Chief Executive Officer, David Jackson, and the Chief Financial Officer and Treasurer, Adam Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of common stock that the stockholder is entitled to vote at the Annual Meeting of Stockholders of Knight-Swift Transportation Holdings Inc. to be held on May 17, 2022, at 8:30 A.M., Local Time at 2002 West Wahalla Lane, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2022 Annual Meeting of Stockholders, grants authority to each of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE CLASS II NOMINEES NAMED IN PROPOSAL NO. 1, EACH CLASS II DIRECTOR TO SERVE UNTIL THE 2023 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 3, AND "AGAINST" PROPOSAL 4. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE CLASS II NOMINEES NAMED IN PROPOSAL NO. 1, EACH CLASS II DIRECTOR TO SERVE UNTIL THE 2023 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 3, AND "AGAINST" PROPOSAL 4. THE PROXIES, IN THEIR DISCRETION, ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. SEE REVERSE SIDE TO BE SIGNED ON THE REVERSE SIDE SEE REVERSE SIDE